EXHIBIT 2.1

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

------------------------------------------------X
In re                                           :
                                                :
                                                :
                                                :
   PHONETEL TECHNOLOGIES, INC. and              : Chapter 11
   CHEROKEE COMMUNICATIONS, INC.,               : Case Nos. 99-
                                                :
                                                :
                                                :
                                    Debtors.    : Tax ID Nos. 34-1462198 and
                                                :             75-2256554
                                                :
                                                :
------------------------------------------------X

            JOINT REORGANIZATION PLAN OF PHONETEL TECHNOLOGIES, INC.
                        AND CHEROKEE COMMUNICATIONS, INC.

--------------------------------------------------------------------------------



                                       HAHN LOESER & PARKS LLP
                                       Lee D. Powar
                                       Jeffrey M. Levinson
                                       Julie L. Kaplan
                                       3300 BP Tower
                                       200 Public Square
                                       Cleveland, Ohio 44114-2301
                                       (216) 621-0150

                                       STROOCK & STROOCK & LAVAN LLP
                                       Lawrence Handelsman
                                       Christopher R. Donoho, III
                                       180 Maiden Lane
                                       New York, New York 10038-4982
                                       (212) 806-5400

                    Attorneys for PhoneTel Technologies, Inc.
                        and Cherokee Communications, Inc.

Dated:   New York, New York
         May 11,  1999

                                TABLE OF CONTENTS

TABLE OF PLAN EXHIBITS ....................................................  v

INTRODUCTION ..............................................................  1

ARTICLE I

         DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME .....  1
         A.    Scope of Definitions; Rules of Construction ................  1
         B.    Definitions ................................................  1
         C.    Rules of Interpretation .................................... 10
         D.    Computation Of Time ........................................ 10

ARTICLE II

         CLASSIFICATION OF CLAIMS AND INTERESTS ........................... 11
         A.    Introduction ............................................... 11
         B.    Unclassified Claims (not entitled to vote on the Plan) ..... 11
               1. DIP Facility Claims ..................................... 11
               2. Administrative Claims ................................... 11
               3. Priority Tax Claims ..................................... 11
         C.    Unimpaired Classes of Claims Against PhoneTel (Deemed
               to Have Accepted the Plan and, Therefore, Not Entitled
               to Vote) ................................................... 11
               1. PhoneTel Class 1:  Other Priority Claims ................ 11
               2. PhoneTel Class 2:  Secured Claims ....................... 11
                  a.       PhoneTel Class 2.01:  Secured Credit
                           Agreement Claims ............................... 11
                  b.       PhoneTel Class 2.02:  Other Secured Claims ..... 11
               3. PhoneTel Class 3:  General Unsecured Claims ............. 11
               4. PhoneTel Class 4:  Intercompany Claims .................. 11
         D.    Impaired Classes Of Claims Against And Interests In
               PhoneTel (PhoneTel Classes 5 and 6 are Entitled to
               Vote on the Plan; PhoneTel Classes 7 and 8 are Deemed
               to Have Rejected the Plan and, Therefore, Not
               Entitled to Vote) .......................................... 12
               1. PhoneTel Class 5:  Senior Note Claims ................... 12
               2. PhoneTel Class 6:  Old Preferred Stock Interests ........ 12
               3. PhoneTel Class 7:  Old Common Stock Interests ........... 12
               4. PhoneTel Class 8:  Old Warrant Interests ................ 12
         E.    Unimpaired Classes of Claims Against Cherokee (Deemed to
               Have Accepted the Plan and, Therefore, Not Entitled
               to Vote) ................................................... 12
               1. Cherokee Class 1:  Other Priority Claims ................ 12
               2. Cherokee Class 2:  Secured Claims ....................... 12
                  a.       Cherokee Class 2.01:  Secured Guaranty
                           Claims ......................................... 12
                  b.       Cherokee Class 2.02: Other Secured Claims ...... 12
               3. Cherokee Class 3:  General Unsecured Claims ............. 12
               4. Cherokee Class 4:  Intercompany Claims .................. 12
         F.    Impaired Class Of Claims Against Cherokee (Entitled to
               Vote on the Plan) .......................................... 13
         G.    Unimpaired Class Of Interests In Cherokee (Deemed to
               Have Accepted the Plan and, Therefore, Not Entitled
               to Vote) ................................................... 13



                                    PLAN - i

ARTICLE III

         TREATMENT OF CLAIMS AND INTERESTS ................................ 13
         A.    Unclassified Claims ........................................ 13
               1. DIP Facility Claims ..................................... 13
               2. Administrative Claims ................................... 13
               3. Priority Tax Claims ..................................... 14
         B.    Unimpaired Classes of Claims Against PhoneTel .............. 14
               1. PhoneTel Class 1:  Other Priority Claims ................ 14
               2. PhoneTel Class 2:  Secured Claims ....................... 14
                  a.       PhoneTel Class 2.01: Secured Credit
                           Agreement Claims ............................... 14
                  b.       PhoneTel Class 2.02: Other Secured
                           Claims ......................................... 15
               3. PhoneTel Class 3: General Unsecured Claims .............. 15
               4. PhoneTel Class 4: Intercompany Claims ................... 15
         C.    Impaired Classes of Claims Against PhoneTel ................ 15
               1. PhoneTel Class 5: Senior Note Claims .................... 15
         D.    Impaired Class of Interests in PhoneTel .................... 15
               1. PhoneTel Class 6:  Old Preferred Stock Interests ........ 15
               2. PhoneTel Class 7: Old Common Stock Interests ............ 15
               3. PhoneTel Class 8: Old Warrants Interests ................ 16
         E.    Unimpaired Classes of Claims Against Cherokee .............. 16
               1. Cherokee Class 1:  Other Priority Claims ................ 16
               2. Cherokee Class 2:  Secured Claims ....................... 16
                  a.       Cherokee Class 2.01: Secured Guaranty
                           Claims ......................................... 16
                  b.       Cherokee Class 2.02: Other Secured
                           Claims ......................................... 16
               3. Cherokee Class 3:  General Unsecured Claims ............. 16
               4. Cherokee Class 4: Intercompany Claims ................... 17
         F.    Impaired Class of Claims Against Cherokee .................. 17
         G.    Unimpaired Class of Interests In Cherokee .................. 17
         H.    Special Provision Regarding Unimpaired Claims .............. 17
         I.    Accrual of Post-Petition Interest .......................... 17

ARTICLE IV

         MEANS FOR IMPLEMENTATION OF THE PLAN ............................. 17
         A.    Continued Corporate Existence .............................. 17
         B.    Corporate Action ........................................... 18
               1. Cancellation of Existing Securities and agreements ...... 18
               2. Articles of Incorporation, code of regulations
                  and by-laws ............................................. 18
         C.    PhoneTel's Restructuring Transactions ...................... 18
               1. New Securities .......................................... 18
                  a.       Authorization .................................. 18
                  b.       Issuance ....................................... 18
                  c.       Reserve ........................................ 19
               2. Registration Rights ..................................... 19
               3. Exit Facility ........................................... 19
         D.    Directors and Officers ..................................... 19
         E.    Revesting of Assets ........................................ 19


                                   PLAN - ii

         F.    Preservation of Rights of Action ........................... 20
         G.    Exclusivity Period ......................................... 20
         H.    Effectuating Documents; Further Transactions ............... 20
         I.    Termination of DIP Facility ................................ 20
         J.    Exemption From Certain Transfer Taxes ...................... 20

ARTICLE V

         ACCEPTANCE OR REJECTION OF THE PLAN .............................. 20
         A.    Classes Entitled to Vote ................................... 20
         B.    Acceptance by Impaired Classes ............................. 21
         C.    Cramdown ................................................... 21

ARTICLE VI

         SECURITIES TO BE ISSUED
         IN CONNECTION WITH THE PLAN ...................................... 21

ARTICLE VII

         PROVISIONS GOVERNING DISTRIBUTIONS ............................... 21
         A.    Distributions for Claims Allowed as of the
               Consummation Date .......................................... 21
         B.    Interest on Claims ......................................... 21
         C.    Disbursing Agent ........................................... 22
         D.    Surrender of Securities or Instruments ..................... 22
         E.    Instructions to Disbursing Agent ........................... 22
         F.    Services of Indenture Trustees, Agents, and Servicers ...... 22
         G.    Record Date for Distributions to Holders of Senior
               Notes, Old Preferred Stock Interests, and Old
               Common Stock ............................................... 23
         H.    Means of Cash Payment ...................................... 23
         I.    Calculation of Distribution Amounts of New Securities ...... 23
         J.    Delivery of Distributions .................................. 23
         K.    Withholding and Reporting Requirements ..................... 24
         L.    Setoffs .................................................... 24

ARTICLE VIII

         TREATMENT OF EXECUTORY CONTRACTS
         AND UNEXPIRED LEASES ............................................. 24
         A.    Assumed Contracts and Leases ............................... 24
         B.    Payments Related to Assumption of Contracts and Leases ..... 24
         C.    Rejected Contracts and Leases .............................. 25
         D.    Bar to Rejection Damages ................................... 25
         E.    Compensation and Benefit Plans ............................. 25

ARTICLE IX

         PROCEDURES FOR RESOLVING DISPUTED,
         CONTINGENT AND UNLIQUIDATED CLAIMS ............................... 25

                                   PLAN - iii

         A.    Objection Deadline; Prosecution of Objections .............. 25
         B.    No Distributions Pending Allowance ......................... 25
         C.    Distribution Reserve ....................................... 26
         D.    Distributions After Allowance .............................. 26

ARTICLE X

         CONDITIONS PRECEDENT TO CONFIRMATION AND
         CONSUMMATION OF THE PLAN ......................................... 26
         A.    Conditions to Confirmation ................................. 26
         B.    Conditions to Consummation ................................. 27
         C.    Waiver of Conditions ....................................... 28

ARTICLE XI

         MODIFICATIONS AND AMENDMENTS ..................................... 28

ARTICLE XII

         RETENTION OF JURISDICTION ........................................ 29

ARTICLE XIII

         COMPROMISES AND SETTLEMENTS ...................................... 30

ARTICLE XIV

         MISCELLANEOUS PROVISIONS ......................................... 30
         A.    Bar Dates for Certain Claims ............................... 30
         B.    Payment of Statutory Fees .................................. 30
         C.    Severability of Plan Provisions ............................ 31
         D.    Successors and Assigns ..................................... 31
         E.    Discharge Of The Debtors ................................... 31
         F.    Committees ................................................. 31
         G.    Exculpation and Limitation of Liability .................... 31
         H.    Binding Effect ............................................. 32
         I.    Revocation, Withdrawal, or Non-Consummation ................ 32
         J.    Plan Supplement ............................................ 32
         K.    Notices .................................................... 32
         L.    Indemnification Obligations ................................ 33
         M.    Prepayment ................................................. 33
         N.    Term of Injunctions or Stays ............................... 33
         O.    Governing Law .............................................. 33

                                   PLAN - iv

                             TABLE OF PLAN EXHIBITS

      Exhibit                             Name
      -------                             ----


         A Amended and Restated PhoneTel Articles Of Incorporation And Code of Regulations

         B        Amended and Restated Cherokee Articles Of Incorporation And
                  By-laws

         C        Description Of New Common Stock

         D        New Warrant Agreement

         E        PhoneTel Technologies, Inc. 1999 Management Incentive Plan

         F        Registration Rights Agreement



                                     PLAN-v

                                  INTRODUCTION

         PhoneTel Technologies, Inc. ("PhoneTel") and Cherokee Communications, Inc. ("Cherokee" and, together with PhoneTel, the "Debtors") hereby propose the following joint reorganization plan (the "Plan") for the resolution of their outstanding creditor Claims and equity Interests. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' histories, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities to be issued under the Plan, which is a central feature of the Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code (as that term is defined herein).

         All holders of Claims and all holders of Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in Article XI of this Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

                                   ARTICLE I

          DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A.   SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.   DEFINITIONS

     1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case,
(b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, (d) fees and expenses of the Indenture Trustee, and (e) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

     1.2 "Agent" means Foothill, as successor agent under the Secured Credit Agreement.

     1.3 "Allowed" means, when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

     1.4 "Allowed Claim" means a Claim or any portion thereof (a) as to which no objection to allowance or request for estimation has been interposed on or before the Consummation Date or the expiration of such other applicable period of limitation as may be fixed by the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Court, or the Plan, (b) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been

                                     PLAN - 1
denied by a Final Order, (c) that has been allowed by a Final Order, (d) as to which the liability of the Debtors, or either of them, and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or (e) that is expressly allowed in a liquidated amount in the Plan; provided however, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a request for payment has been made in accordance with Article XIV.A.1 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtors (1) have not interposed a timely objection or (2) have interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order; provided further, however, that all PhoneTel Class 1, 2, 3, and 4 Claims and Cherokee Class 1, 2, 3, and 4 Claims, if any, shall be treated for all purposes as if the Chapter 11 Case was not filed, and the determination of whether any such Claims shall be allowed and/or the amount of any such Claims (as to which no proof of Claim need be filed) shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Case had not been commenced; and provided further, that nothing herein shall be deemed to require holders of Administrative Claims incurred by the Debtors in the ordinary course of business, including the actual, necessary costs and expenses of operating the business of the Debtors, to make a request for payment of such Administrative Claim pursuant to section 503(a) of the Bankruptcy Code.

     1.5 "Allowed. . .Class. . .Claim" means an Allowed Claim in the particular Class described.

     1.6 "Allowed. . .Class. . .Interest" means an Interest in the particular Class described (a) that has been allowed by a Final Order, (b) for which (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or (c) that is expressly allowed in the Plan.

     1.7 "Amended and Restated Cherokee Articles of Incorporation and By-laws" means Reorganized Cherokee's articles of incorporation and by-laws in effect under the laws of the State of Texas, copies of which shall be contained in the Plan Supplement.

     1.8 "Amended and Restated PhoneTel Articles of Incorporation and Code of Regulations" means Reorganized PhoneTel's articles of incorporation and code of regulations in effect under the laws of the State of Ohio, copies of which shall be contained in the Plan Supplement.

     1.9 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims and Impaired Interests entitled to vote under Article II hereof in connection with the solicitation of acceptances of the Plan.

     1.10 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

     1.11 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Case.

     1.12 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

     1.13 "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim against or Interest in the Debtors or either of them.

                                     PLAN - 2

     l.14 "Benefit Plans" means all benefit plans, policies and programs sponsored by PhoneTel or Cherokee, including, without limitation, all savings plans, retirement pension plans, and the PhoneTel Technologies, Inc.
1997 Stock Incentive Plan.

     1.l5 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

     1.16 "Case Interest Rate" means the federal judgment rate provided in 28 U.S.C. ss. 1961 in effect on the Petition Date compounded annually on each anniversary of the Petition Date.

     1.17 "Cash" means legal tender of the United States or equivalents thereof.

     1.18 "Cerberus" means Cerberus Partners, L.P.

     1.19 "Cerberus Interest" means any Interest or any other right directly or indirectly arising from or under, or relating in any way to, the Old Cerberus Warrant.

     1.20 "Chapter 11 Case" means the jointly administered Chapter 11 cases of PhoneTel and Cherokee.

     1.21 "Cherokee" means Cherokee Communications, Inc., a Texas corporation.

     1.22 "Chichester Employment Agreement" means the employment agreement, dated March 30, 1999, between PhoneTel and John D. Chichester setting forth the terms of Mr. Chichester's employment as President and Chief Executive Officer of PhoneTel.

     1.23 "Claim" means a claim against the Debtors, or either of them, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

     1.24 "Class" means a category of holders of Claims or Interests, as described in Article II below.

     1.25 "Collateral" means any property or interest in property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.26 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

     1.27 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

     1.28 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

     1.29 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

     1.30 "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article X.B hereof have been satisfied or waived as provided in Article X.C hereof and which is the effective date of the Plan.

     1.31 "Creditor" means any Person who holds a Claim against the Debtors or either of them.

                                    PLAN - 3

     1.32 "Creditors' Committee" means the committee of unsecured creditors, if any, appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 1 l Case.

     1.33 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

     1.34 "Debtor(s)" means, individually, PhoneTel or Cherokee and, collectively, PhoneTel and Cherokee, including in their capacity as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, and as reorganized hereunder.

     1.35 "DIP Facility" means the debtor-in-possession credit facility to be provided to the Debtors during the Chapter 11 Case in the principal amount of $45.9 million, pursuant to the DIP Facility Agreement.

     1.36 "DIP Facility Agreement" means the credit agreement, to be dated as of, or prior to, the Petition Date, between the Debtors and Foothill, and the other signatories thereto.

     1.37 "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility.

     1.38 "Disbursing Agent" means Reorganized PhoneTel or any party designated by Reorganized PhoneTel, in its sole discretion, to serve as a disbursing agent under the Plan.

     1.39 "Disclosure Statement" means the written disclosure statement that relates to the Plan, dated May 11, 1999, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

     1.40 "Disputed Claim" or "Disputed Interest" means, as applicable, any Claim or Interest not otherwise Allowed or paid pursuant to the Plan or an order of the Bankruptcy Court (a) which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, (b) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim or Interest was not timely or properly filed, (c) proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent,
(d) that is disputed in accordance with the provisions of this Plan, or (e) as to which a Debtor has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, or any order of the Bankruptcy Court, or is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim or Interest is a Disputed Claim or a Disputed Interest prior to the expiration of any period of limitation fixed for the interposition by the Debtors of objections to the allowance of Claims or Interest, any Claim or Interest that is not identified by the applicable Debtor as an Allowed Claim shall be deemed a Disputed Claim or Disputed Interest.

     1.41 "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which distributions under the Plan are made by Reorganized PhoneTel or Reorganized Cherokee, as the case may be, to holders of Allowed DIP Facility Claims, Administrative Claims, Priority Tax Claims, PhoneTel Classes 1, 5, 6, and 7 Claims and Interests, and Cherokee Class 1 Claims; provided, however, that in no event shall the Distribution Date occur later than twenty (20) Business Days after the Consummation Date.

                                    PLAN - 4

     1.42 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be the seventh (7th) Business Day following the Confirmation Date.

     1.43 "Distribution Reserve" means the reserve, if any, established and maintained by the Reorganized Debtors, into which the Reorganized Debtors shall deposit the amount of Cash, New Common Stock, New Warrants, or other property that would have been distributed by the Reorganized Debtors on the Distribution Date to holders of (a) Disputed Claims or Disputed Interests or (b) contingent liquidated Claims, and as to either (a) or (b) if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims, (ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies; and (c) unliquidated Claims, if such Claims had been liquidated on the Distribution Date, such amount to be estimated by the Bankruptcy Court or agreed upon by PhoneTel and the holders thereof as sufficient to satisfy such unliquidated Claim upon such Claim's (x) allowance, (y) estimation for purposes of allowance, or (z) liquidation, pending the occurrence of such estimation or liquidation.

     1.44 "Estate(s)" means, individually, the estate of PhoneTel or Cherokee in the Chapter 11 Case, and, collectively, the estates of PhoneTel and Cherokee in the Chapter 11 case, created pursuant to section 541 of the Bankruptcy Code.

     1.45 "Existing Securities" means, collectively, the Senior Notes, Old Preferred Stock, Old Common Stock and Old Warrants.

     1.46 "Exit Facility" means the new senior secured credit facilit(ies) which Reorganized PhoneTel anticipates entering into as a condition to the consummation of the Plan.

     1.47 "Exit Lender(s)" means the lender(s) under the Exit Facility.

     1.48 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim filed with the Bankruptcy Court, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

     1.49 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     1.50 "Foothill" means Foothill Capital Corporation.

     1.51 "General Unsecured Claim" means a Claim against the Debtors, or either of them, that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, Intercompany Claim, Senior Note Claim, or Senior Notes Guaranty Claim.

     1.52 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     1.53 "Indenture Trustee" means HSBC, Bank USA (f/k/a Marine Midland Bank) or its successor, in either case in its capacity as indenture trustee for the Senior Notes Indenture.

     1.54 "ING" means ING (U.S.) Investment Corporation, a wholly owned subsidiary of Internationale Nederlanden (U.S.) Capital Corporation.

                                    PLAN - 5

     1.55 "Intercompany Claim" means, as the case may be, any Claim of PhoneTel against Cherokee or any claim of Cherokee against PhoneTel.

     1.56 "Interest" means (a) the interest of any holder of equity securities of PhoneTel or Cherokee, as the case may be, represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire or receive any such interest, and (b) all rights, interests, and claims (including, but not limited to, Put Rights and claims for fraud, misrepresentation, rescission, reimbursement, contribution, or damages) arising from, under, or in connection with (i) all agreements entered into by PhoneTel or Cherokee, as the case may be, in connection with the issuance of such interests or (ii) the purchase or sale of such interests.

     1.57 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.58 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Article IV.F of this Plan.

     1.59 "Management Incentive Options" means the options to be issued by Reorganized PhoneTel to the Management Incentive Plan Participants to purchase up to an aggregate of five percent (5%) of the New Common Stock, on a fully diluted basis, pursuant to the provisions of the Management Incentive Plan.

     1.60 "Management Incentive Plan" means the plan pursuant to which the Management Incentive Options will be issued, which shall be substantially in the form of the management incentive plan attached as Exhibit E hereto, to be adopted by PhoneTel or Reorganized PhoneTel pursuant to Article IV.C.1 of this Plan.

     1.61 "New Common Stock" means the 15 million shares of common stock of Reorganized PhoneTel, $.01 par value per share, authorized under Article IV.C.1.a of the Plan and the Amended and Restated PhoneTel Articles of Incorporation and Code of Regulations.

     1.62 "New Securities" means, collectively, the New Common Stock and New Warrants.

     1.63 "New Warrants" means the three year warrants to purchase an aggregate of 1,111,100 shares of New Common Stock, representing the right to purchase in the aggregate 9.328 % of the New Common Stock, on a fully diluted basis, at an exercise price of $10.50 per share, consisting of rights to purchase (i) 722,200 shares (representing approximately 6.063% of the New Common Stock, on a fully diluted basis), which will be issued in accordance with Article III.D.1 hereof and the New Warrant Agreement and (ii) 388,900 shares (representing approximately 3.265% of New Common Stock, on a fully diluted basis), which will be issued in accordance with Article III.D.2 hereof and the New Warrant Agreement.

     1.64 "New Warrant Agreement" means the Warrant Agreement governing the issuance of the New Warrants, a copy of which is annexed hereto as Exhibit D.

     1.65 "Old Common Stock" means common stock, par value $.01 per share, of PhoneTel or Cherokee, as the case may be.

     1.66 "Old Cerberus Warrants" means the warrants issued in connection with the execution of the Old PhoneTel Credit Facility to Cerberus under that certain Warrant Agreement, dated as of March 15, 1996, among PhoneTel, ING, and Cerberus.

                                    PLAN - 6

     1.67 "Old Common Stock Interest" means any Interest in PhoneTel or Cherokee, as the case may be, directly or indirectly arising from or under, or relating in any way to, the Old Common Stock.

     1.68 "Old ING Warrants" means the warrants issued in connection with the execution of the Old PhoneTel Credit Facility to ING under that certain Warrant Agreement, dated as of March 15, 1996, among PhoneTel, ING, and Cerberus.

     1.69 "Old Lenders' Warrants" means the Old Cerberus Warrants and the Old ING Warrants, collectively.

     1.70 "Old Nominal Value Warrants" means warrants to purchase 2,018,942 shares of Old Common Stock of PhoneTel at an exercise price of $.01 per share.

     1.71 "Old PhoneTel Credit Facility" means the credit agreement entered into by PhoneTel with ING and Cerberus on March 15, 1996, the obligations under which PhoneTel repaid in full on December 18, 1996.

     1.72 "Old Preferred Stock" means, collectively, shares of PhoneTel's Series A Special Convertible Preferred Stock and of PhoneTel's 14% Cumulative Redeemable Convertible Preferred Stock.

     1.73 "Old Preferred Stock Interest" means any Interest in PhoneTel directly or indirectly arising from or under, or relating in any way to, the Old Preferred Stock.

     1.74 "Old Stock Options" means the outstanding incentive stock options to purchase Old Common Stock of PhoneTel, as of the Petition Date.

     1.75 "Old Warrants Interest" means any Interest in PhoneTel directly or indirectly arising from or under, or relating in any way to, the Old Warrants, provided however, that Old Warrants Interest does not include the Cerberus Interest.

     1.76 "Old Warrants" means all incentive stock options, non-qualified stock options and stock appreciation rights granted under any Debtor-sponsored stock option plans, and any other options, warrants or rights, contractual or otherwise, if any, to acquire an Interest, including the Old Lenders' Warrants, the Old Nominal Value Warrants, and the Old Stock Options, provided however, that Old Warrants does not include the Old Cerberus Warrants

     1.77 "Ordinary Course Professionals' Order" means an order entered by the Bankruptcy Court authorizing the Debtors, or either of them, to retain, employ and pay certain professionals, as specified in the order, which are not involved in the administration of the Chapter 11 Case, in the ordinary course of business, without further order of the Bankruptcy Court.

     1.78 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Priority Tax Claim, or Administrative Claim.

     1.79 "Other Secured Claims" means, collectively, all Secured Claims against PhoneTel or Cherokee, as the case may be, other than the Secured Claims included in PhoneTel Class 2.01 and Cherokee Class 2.01.

     1.80 "Petition Date" means the date on which PhoneTel and Cherokee file their petitions for relief commencing the Chapter 11 Case.

     1.81 "PhoneTel" means PhoneTel Technologies, Inc., an Ohio corporation.

                                    PLAN - 7

     1.82 "Plan" means this Chapter 11 plan of reorganization for PhoneTel and Cherokee and all exhibits annexed hereto or referenced herein, as the same may be amended, modified, or supplemented from time to time.

     1.83 "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan which will be filed with the Bankruptcy Court not later than five (5) Business Days prior to date of the commencement of the Confirmation Hearing.

     1.84 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     1.85 "Professional" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

     1.86 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Consummation Date.

     1.87 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

     1.88 "Put Right" means the right of any holder of Existing Securities to require that PhoneTel or Cherokee, as the case may be, purchase all or any portion of such Existing Securities owned by such holder, whether or not such right has been exercised by such holder.

     1.89 "Registrable Shares" means, in accordance with the Registration Rights Agreement, securities of Reorganized PhoneTel, including New Common Stock, New Warrants and additional shares of New Common Stock issuable upon exercise of the New Warrants, acquired pursuant to or in connection with the Plan by certain persons who may be deemed to be "affiliates" or "underwriters" under section 1145(b) of the Bankruptcy Code or their successors and permitted assigns.

     1.90 "Registration Rights Agreement" means the agreement, between Reorganized PhoneTel and certain Persons who may be deemed to be "affiliates" or "underwriters" of Reorganized PhoneTel for purposes of the Securities Act, governing the registration of New Common Stock, including, but not limited to, the additional shares of New Common Stock issuable upon exercise of the New Warrants.

     1.91 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim.

     1.92 "Reorganized Cherokee" means reorganized Cherokee on and after the Consummation Date.

     1.93 "Reorganized Debtor(s)" means, individually, Reorganized PhoneTel or Reorganized Cherokee and, collectively, Reorganized PhoneTel and Reorganized Cherokee.

                                    PLAN - 8

     1.94 "Reorganized PhoneTel" means reorganized PhoneTel on and after the Consummation Date.

     1.95 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by PhoneTel or Cherokee, as the case may be, as such schedules or statements may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P.

1009 or orders of the Bankruptcy Court.

     1.96 "Secured Claim" means a Claim that is secured by a Lien upon property, or the proceeds of the sale of such property, in which a Debtor has an interest, to the extent of the value, as of the Consummation Date or such later date as is established by the Bankruptcy Court, of such Lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by such Debtor or Reorganized Debtor and the holder of such Claim.

     1.97 "Secured Credit Agreement" means the credit agreement, dated as of May 30, 1997, among PhoneTel, the Agent, and the Secured Lenders, as amended.

     1.98 "Secured Credit Agreement Claim" means any Claim arising under or as a result of the Secured Credit Agreement.

     1.99 "Secured Guaranty" means the guaranty of the obligations under the Secured Credit Agreement issued by Cherokee in favor of the Secured Lenders.

     1.100 "Secured Guaranty Claim" means a Claim of the Secured Lenders arising under or as a result of the Secured Guaranty.

     1.101 "Secured Lenders" means the lending institutions who are party to the Secured Credit Agreement.

     1.102 "Secured Lenders' Collateral" means (i) Accounts; (ii) Inventory;
(iii) Chattel Paper; (iv) Documents; (v) Equipment; (vi) Instruments; (vii) General Intangibles; (viii) the Collateral Account, all cash deposited therein from time to time, any investments made with such cash and other monies and property of any kind of any Grantor in the possession or under the control of the Agent or any Lender; (ix) all other goods and personal property, whether tangible or intangible; (x) all books and records pertaining to any of the Collateral (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records); and (xi) all products and Proceeds of all or any of the Collateral described in clauses
(i) through (x) hereof. (Each capitalized term in this paragraph 1.97 shall have the meaning ascribed to such term in the Secured Credit Agreement.)

     1.103 "Securities Act" means the Securities Act of 1933, 15 U.S.C. ss.ss. 77a-77aa, as now in effect or hereafter amended.

     1.104 "Senior Note Claim" means a Claim of a holder of Senior Notes arising under or as a result of the Senior Notes.

     1.105 "Senior Notes" means the 12% Senior Notes Due 2006 of PhoneTel, issued and outstanding under the Senior Notes Indenture.

     1.106 "Senior Notes Guaranty" means the guaranty of the Senior Notes issued by Cherokee, as successor by merger to the Subsidiary Guarantors (as defined in the Senior Notes Indenture), in favor of the holders of the Senior Notes.

                                    PLAN - 9

     1.107 "Senior Notes Guaranty Claim" means a Claim of a holder of Senior Notes arising under or as a result of the Senior Notes Guaranty.

     1.108 "Senior Notes Indenture" means the indenture, dated as of December 18, 1996, as modified from time to time, among PhoneTel, the Subsidiary Guarantors (as defined therein), and the Indenture Trustee, pursuant to which the Senior Notes were issued.

     1.109 "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), or (5) of the Bankruptcy Code.

     1.110 "Unimpaired Claim" means a Claim that is not an Impaired Claim.

     1.111 "Unofficial Noteholders' Committee" means the unofficial committee of certain holders of Senior Note Claims formed prior to the Petition Date, the members of which hold in the aggregate approximately 59.3% in principal amount of the Senior Notes.

     1.112 "Unsecured Claim" means any Claim against a Debtor, other than a DIP Facility Claim, Administrative Claim, or Secured Claim.

C.   RULES OF INTERPRETATION

     For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.   COMPUTATION OF TIME

     In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

                                   PLAN - 10

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

A.   INTRODUCTION

     All Claims and Interests, except DIP Facility Claims, Administrative Claims, and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, and Priority Tax Claims, as described below, have not been classified.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Consummation Date.

B.   UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

     1.   DIP Facility Claims

     2.   Administrative Claims

     3.   Priority Tax Claims

C. UNIMPAIRED CLASSES OF CLAIMS AGAINST PHONETEL (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

     1.   PhoneTel Class 1:  Other Priority Claims

     PhoneTel Class 1 consists of all Other Priority Claims against
     PhoneTel.

     2.   PhoneTel Class 2:  Secured Claims

     PhoneTel Class 2 consists of separate subclasses for each Secured Claim secured by a Lien upon property in which PhoneTel's Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Plan and the Bankruptcy Code.

          a. PhoneTel Class 2.01: Secured Credit Agreement Claims

     PhoneTel Class 2.01 consists of all Secured Credit Agreement Claims against PhoneTel.

          b. PhoneTel Class 2.02:  Other Secured Claims

     PhoneTel Class 2.02 consists of all Other Secured Claims against
     PhoneTel.

     3.   PhoneTel Class 3: General Unsecured Claims .

     PhoneTel Class 3 consists of all General Unsecured Claims against
     PhoneTel.

     4.   PhoneTel Class 4:  Intercompany Claims

                                   PLAN - 11

     PhoneTel Class 4 consists of all Intercompany Claims against PhoneTel.

D. IMPAIRED CLASSES OF CLAIMS AGAINST AND INTERESTS IN PHONETEL (PHONETEL CLASSES 5 AND 6 ARE ENTITLED TO VOTE ON THE PLAN; PHONETEL CLASSES 7 AND 8 ARE DEEMED TO HAVE REJECTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

     1.   PhoneTel Class 5:  Senior Note Claims

     PhoneTel Class 5 consists of all Senior Note Claims against PhoneTel. Notwithstanding anything contained in this Plan to the contrary, the Senior Note Claims shall be deemed Allowed PhoneTel Class 5 Senior Note Claims in the aggregate principal amount of $125 million plus accrued interest through the Petition Date.

     2.   PhoneTel Class 6:  Old Preferred Stock Interests

     PhoneTel Class 6 consists of all Old Preferred Stock Interests in PhoneTel. Notwithstanding anything contained in the Plan to the contrary, the Old Preferred Stock Interests shall be deemed Allowed PhoneTel Class 6 Old Preferred Stock Interests.

     3.   PhoneTel Class 7:  Old Common Stock Interests  and the Cerberus
          Interest

     PhoneTel Class 7 consists of all Old Common Stock Interests and the Cerberus Interest in PhoneTel. Notwithstanding anything contained in the Plan to the contrary, the Old Common Stock Interests shall be deemed Allowed PhoneTel Class 7 Old Common Stock Interests.

     4.   PhoneTel Class 8:  Old Warrant Interests

     PhoneTel Class 8 consists of all Old Warrant Interests in PhoneTel.

E. UNIMPAIRED CLASSES OF CLAIMS AGAINST CHEROKEE (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

     1.   Cherokee Class 1:  Other Priority Claims

     Cherokee Class 1 consists of all Other Priority Claims against Cherokee.

     2.   Cherokee Class 2:  Secured Claims

     Cherokee Class 2 consists of separate subclasses for each Secured Claim secured by a Lien upon property in which Cherokee's Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Plan and the Bankruptcy Code.

          a.   Cherokee Class 2.01:  Secured Guaranty Claims

     Cherokee Class 2.01 consists of all Secured Guaranty Claims against
     Cherokee.

          b.   Cherokee Class 2.02: Other Secured Claims

     Cherokee Class 2.02 consists of all Other Secured Claims against
     Cherokee.


                                   PLAN - 12

     3.   Cherokee Class 3:  General Unsecured Claims

     Cherokee Class 3 consists of all General Unsecured Claims against
     Cherokee.

     4.   Cherokee Class 4:  Intercompany Claims

     Cherokee Class 4 consists of all Intercompany Claims against Cherokee.

F.   IMPAIRED CLASS OF CLAIMS AGAINST CHEROKEE (ENTITLED TO VOTE ON THE PLAN)

     Cherokee Class 5:  Senior Notes Guaranty Claims

     Cherokee Class 5 consists of all Senior Notes Guaranty Claims against Cherokee.

G. UNIMPAIRED CLASS OF INTERESTS IN CHEROKEE (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

     Cherokee Class 6:  Old Common Stock Interests

     Cherokee Class 6 consists of all Old Common Stock Interests in Cherokee.


                                   ARTICLE III

                       TREATMENT OF CLAIMS AND INTERESTS

A.   UNCLASSIFIED CLAIMS

     1.   DIP Facility Claims

     On the Consummation Date or the date such DIP Facility Claim becomes payable pursuant to any agreement among the Debtors and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim (a) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing.

     2.   Administrative Claims

     Except as otherwise provided for herein, and subject to the requirements of
Article XIV. A. 2 hereof, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

     The Indenture Trustee for the Senior Notes will be compensated by Reorganized PhoneTel for services rendered during the period up to and including the Distribution Date, including the reasonable compensation, disbursements



                                   PLAN - 13
and expenses of the agents and legal counsel of the Indenture Trustee in connection with the performance of its duties under the Indenture and the Plan upon the presentation of invoices and shall be indemnified by Reorganized PhoneTel for any loss, liability or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the Senior Notes Indenture. Upon payment in full of the fees and expenses of the Indenture Trustee, the Indenture Trustee's lien on the distribution to the holders of the Senior Notes shall be released and extinguished.

     3.   Priority Tax Claims

     On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) Cash payments over time in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus interest on the unpaid portion thereof from the Consummation Date through the date of payment thereof or (c) such other treatment as to which PhoneTel or Cherokee, as the case may be, and such holder shall have agreed upon in writing. Cash payments of principal shall be made in annual installments, plus accrued and unpaid interest, with the first payment to be due on or before the first anniversary of the Consummation Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon thereafter as is practicable together with any accrued and unpaid interest to the date of payment; and provided further, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and provided further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Consummation Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

B.   UNIMPAIRED CLASSES OF CLAIMS AGAINST PHONETEL

     1.   PhoneTel Class 1:  Other Priority Claims

     On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such PhoneTel Class 1 Other Priority Claim becomes an Allowed PhoneTel Class 1 Other Priority Claim or (iii) the date such PhoneTel Class 1 Other Priority Claim becomes payable pursuant to any agreement between PhoneTel and the holder of such PhoneTel Class 1 Other Priority Claim, each holder of an Allowed PhoneTel Class 1 Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed PhoneTel Class 1 Other Priority Claim, in the sole discretion of PhoneTel, (a) Cash equal to the unpaid portion of such Allowed PhoneTel Class 1 Other Priority Claim or (b) such other treatment as to which PhoneTel and such holder shall have agreed upon in writing.

     2.   PhoneTel Class 2:  Secured Claims

     Each holder of a PhoneTel Class 2 Secured Claim shall be treated as a separate class for all purposes under this Plan, and each holder of an Allowed PhoneTel Class 2 Secured Claim shall receive the treatment set forth below. To the extent, if any, that the value of the Collateral securing a PhoneTel Class 2 Secured Claim is less than the total amount of such Claim, the difference shall be treated as a PhoneTel Class 3 General Unsecured Claim. PhoneTel specifically reserves all rights to challenge the validity, nature and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported Liens.



                                   PLAN - 14

          a.   PhoneTel Class 2.01: Secured Credit Agreement Claims

     On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such PhoneTel Class 2.01 Secured Credit Agreement Claim becomes an Allowed PhoneTel Class 2.01 Secured Credit Agreement Claim or (iii) the date such PhoneTel Class 2.01 Secured Credit Agreement Claim becomes payable pursuant to any agreement between PhoneTel and the holder of such PhoneTel Class 2.01 Secured Credit Agreement Claim, each holder of an Allowed PhoneTel Class 2.01 Secured Credit Agreement Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed PhoneTel Class 2.01 Secured Credit Agreement Claim, in the sole discretion of PhoneTel, (a) Cash in an amount equal to the unpaid portion of such Allowed Secured Credit Agreement Claim or (b) such other treatment as PhoneTel and such holder shall have agreed upon in writing.

          b.   PhoneTel Class 2.02: Other Secured Claims

     On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such PhoneTel Class 2.02 Other Secured Claim becomes an Allowed PhoneTel Class 2.02 Other Secured Claim or (iii) the date such PhoneTel Class 2.02 Other Secured Claim becomes payable pursuant to any agreement between PhoneTel and the holder of such PhoneTel Class 2.02 Other Secured Claim, each holder of an Allowed PhoneTel Class 2.02 Other Secured Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed PhoneTel Class 2.02 Other Secured Claim, in the sole discretion of PhoneTel, (a) Reinstatement, (b) upon abandonment by PhoneTel, receive the Collateral securing such holder's Allowed Other Secured Claim or (c) such other treatment as PhoneTel and such holder shall have agreed upon in writing.

     3.   PhoneTel Class 3: General Unsecured Claims

     Each holder of an Allowed PhoneTel Class 3 General Unsecured Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed PhoneTel Class 3 General Unsecured Claim, in the sole discretion of PhoneTel, (a) Reinstatement or (b) such other treatment as to which PhoneTel and such holder shall have agreed upon in writing.

     4.   PhoneTel Class 4: Intercompany Claims

     Each holder of an Allowed PhoneTel Class 4 Intercompany Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed PhoneTel Class 4 Intercompany Claim, in the sole discretion of PhoneTel, (a) Reinstatement or (b) receive such other treatment as PhoneTel and such holder have agreed upon in writing.

C.   IMPAIRED CLASSES OF CLAIMS AGAINST PHONETEL

     1.   PhoneTel Class 5: Senior Note Claims

     On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed PhoneTel Class 5 Senior Note Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed PhoneTel Class 5 Senior Note Claim, its Pro Rata share of 9.5 million shares of New Common Stock.

D.   Impaired Class of Interests in PhoneTel

     1.   PhoneTel Class 6:  Old Preferred Stock Interests



                                   PLAN - 15

     On the Consummation Date, the Old Preferred Stock Interests shall be cancelled. On, or as soon as reasonably practicable after, the Distribution Date, each holder of Allowed PhoneTel Class 6 Old Preferred Stock Interests shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed PhoneTel Class 6 Old Preferred Stock Interests, its Pro Rata Share of (i) 325,000 shares of New Common Stock and (ii) 722,200 New Warrants.

     2.   PhoneTel Class 7: Old Common Stock Interests  and the Cerberus
          Interest

     On the Consummation Date, the Old Common Stock Interests in PhoneTel and the Cerberus Interest shall be cancelled. On, or as soon as reasonably practicable after, the Distribution Date, each holder of PhoneTel Class 7 Old Common Stock Interests and the Cerberus Interest shall receive its Pro Rata share of (i) 175,000 shares of New Common Stock and (ii) 388,900 New Warrants.

     3.   PhoneTel Class 8: Old Warrants Interests

     On the Consummation Date, the Old Warrant Interests shall be cancelled and the holders of PhoneTel Class 8 Old Warrant Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Old Warrants Interests.

E.   UNIMPAIRED CLASSES OF CLAIMS AGAINST CHEROKEE

     1.   Cherokee Class 1:  Other Priority Claims

     On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Cherokee Class 1 Other Priority Claim becomes an Allowed Cherokee Class 1 Other Priority Claim or (iii) the date such Cherokee Class 1 Other Priority Claim becomes payable pursuant to any agreement between Cherokee and the holder of such Cherokee Class 1 Other Priority Claim, each holder of an Allowed Cherokee Class 1 Other Priority Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Cherokee Class 1 Other Priority Claim, the sole discretion of Cherokee, (a) Cash equal to the unpaid portion of such Allowed Cherokee Class 1 Other Priority Claim or (b) such other treatment as to which Cherokee and such holder shall have agreed upon in writing.

     2.   Cherokee Class 2:  Secured Claims

     Each holder of a Cherokee Class 2 Secured Claim shall be treated as a separate class for all purposes under this Plan, and each holder of an Allowed Cherokee Class 2 Secured Claim shall receive the treatment set forth below. To the extent, if any, that the value of the Collateral securing a Cherokee Class 2 Secured Claim is less than the total amount of such Claim, the difference shall be treated as a Cherokee Class 3 General Unsecured Claim. Cherokee specifically reserves all rights to challenge the validity, nature and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported Liens.

          a.   Cherokee Class 2.01: Secured Guaranty Claims

     On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Cherokee Class 2.01 Secured Guaranty Claim becomes an Allowed Cherokee Class 2.01 Secured Guaranty Claim or (iii) the date such Cherokee Class 2.01 Secured Guaranty Claim becomes payable pursuant to any agreement between Cherokee and the holder of such Cherokee Class 2.01 Secured Guaranty Claim, each holder of an Allowed Cherokee Class 2.01 Secured Guaranty Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Cherokee Class 2.01 Secured Guaranty Claim, in the sole discretion of Cherokee, (a) Reinstatement or (b) such other treatment as Cherokee and such holder shall have agreed upon in writing.



                                   PLAN - 16

          b.   Cherokee Class 2.02: Other Secured Claims

     On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Cherokee Class 2.02 Secured Claim becomes an Allowed Cherokee Class 2.02 Secured Claim or (iii) the date such Cherokee Class 2.02 Secured Claim becomes payable pursuant to any agreement between Cherokee and the holder of such Cherokee Class 2.02 Secured Claim, each holder of an Allowed Cherokee Class 2.02 Secured Claim shall receive, in the sole discretion of Cherokee, (a) Reinstatement, (b) upon abandonment by Cherokee, receive the Collateral securing such holder=s Allowed Other Secured Claim or (c) such other treatment as Cherokee and such holder shall have agreed upon in writing.

     3.   Cherokee Class 3:  General Unsecured Claims

     Each holder of an Allowed Cherokee Class 3 General Unsecured Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Cherokee Class 3 General Unsecured Claim, in the sole discretion of Cherokee, (a) Reinstatement or (b) such other treatment as to which Cherokee and such holder shall have agreed upon in writing.

     4.   Cherokee Class 4: Intercompany Claims

     Each holder of an Allowed Cherokee Class 4 Intercompany Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Cherokee Class 4 Intercompany Claim, in the sole discretion of Cherokee, (a) Reinstatement or (b) such other treatment as Cherokee and such holder shall have agreed upon in writing.

F.   IMPAIRED CLASS OF CLAIMS AGAINST CHEROKEE

     Cherokee Class 5: Senior Notes Guaranty Claims

     On the Distribution Date, or as soon thereafter as is practicable, each Allowed Cherokee Class 5 Senior Notes Guaranty Claim shall be fully and finally satisfied by the satisfaction of the applicable PhoneTel Class 5 Senior Note Claim in accordance with Article III.C. 1 of the Plan.

G.   UNIMPAIRED CLASS OF INTERESTS IN CHEROKEE

     Cherokee Class 6: Old Common Stock Interests

     Each holder of an Allowed Cherokee Class 6 Old Common Stock Interest shall retain such Interest unaffected by the Plan.

H.   SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

     Except as otherwise provided in the Plan, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

I.   ACCRUAL OF POSTPETITION INTEREST

     Post-petition interest on and fees and expenses, if any, with respect to Allowed PhoneTel Class 2 Secured Claims and Allowed Cherokee Class 2 Secured Claims, including, but not limited to, unpaid professional fees due the holders of such Claims, shall be paid when due under the contract, agreement, or other instrument governing the terms and



                                   PLAN - 17
conditions of the obligation comprising such Allowed Claim. Post-petition interest on Unimpaired Claims shall be paid as required pursuant to section 1124 of the Bankruptcy Code at the Case Interest Rate. Except as otherwise provided herein, or in an order of the Bankruptcy Court, no holder of an Allowed Unsecured Claim shall be entitled to the accrual of post-petition interest or the payment by the Debtors or Reorganized Debtors of post-petition interest on account of such Claim for any purpose.

                                   ARTICLE IV

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   CONTINUED CORPORATE EXISTENCE

     Each of PhoneTel and Cherokee shall continue to exist after the Consummation Date as a separate corporate entity, in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to its articles of incorporation and code of regulations or by-laws in effect prior to the Consummation Date, except to the extent that such articles of incorporation, code of regulations and by-laws are amended under this Plan.

B.   CORPORATE ACTION

     1.   Cancellation of Existing Securities and agreements

     On the Consummation Date, except as otherwise provided for herein, (i) the Existing Securities shall be cancelled and (ii) the obligations of the Debtors under any agreements, indentures, or certificates of designations governing the Existing Securities except for the obligation to indemnify the Indenture Trustee shall be discharged; provided however, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by the Indenture Trustee, an agent, or a servicer shall continue in effect solely for the purposes of (i) allowing such Indenture Trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article III hereof and (ii) permitting such Indenture Trustee, agent, or servicer to maintain any rights or Liens it may have for fees, costs, and expenses under such indenture or other agreement; provided further, that the provisions of clause (ii) of this paragraph shall not affect the discharge of the Debtors' liabilities under the Bankruptcy Code and the Confirmation Order with respect to the Senior Note Claims. Upon the payment in full of the fees and expenses of the Indenture Trustee pursuant to Article III.A. hereof, the liens of the Indenture Trustee shall terminate.

     2. Articles of Incorporation, code of regulations and bylaws

     The articles of incorporation and code of regulations or by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, (x) a provision prohibiting the issuance of non-voting equity securities, and, if applicable, (y) a provision as to the classes of securities issued pursuant to the Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Amended and Restated PhoneTel Articles of Incorporation shall also include, among other things, a provision authorizing capital stock of 15 million shares of New Common Stock.




                                   PLAN - 18

C.   PHONETEL'S RESTRUCTURING TRANSACTIONS

     1.   New Securities

          a.   Authorization

     As of the Consummation Date, the issuance by Reorganized PhoneTel of (i) 10,205,000 shares of New Common Stock and (ii) New Warrants to purchase up to 1,111,100 shares of New Common Stock is hereby authorized without further act or action under applicable law, regulation, order, or rule.

          b.   Issuance

     The New Securities authorized pursuant to this Article IV.C.1 shall be issued by Reorganized PhoneTel pursuant to the Plan without further act or action under applicable law, regulation, order, or rule, as follows: (i) 9.5 million shares of New Common Stock shall be issued to the holders of PhoneTel Class 5 Senior Note Claims, (ii) 325,000 shares of New Common Stock and New Warrants to purchase up to 722,200 shares of New Common Stock shall be issued to holders of PhoneTel Class 6 Old Preferred Stock Interests, (iii) 175,000 shares of New Common Stock and New Warrants to purchase up to 388,900 shares of New Common Stock shall be issued to holders of PhoneTel Class 7 Old Common Stock Interests and the Cerberus Interest.

          c.   Reserve

     Reorganized PhoneTel shall reserve 1,706,684 shares of New Common Stock for issuance pursuant to the New Warrants and the Management Incentive Options, without further act or action under applicable law, regulation, order, or rule.

     2.   Registration Rights

     Reorganized PhoneTel and certain holders of shares of New Common Stock who may be deemed to be "underwriters" or "affiliates" under section 1145(b) of the Bankruptcy Code enter into the Registration Rights Agreement on or prior to the Consummation Date. Pursuant to the Registration Rights Agreement, Reorganized PhoneTel shall agree to file with the SEC, as soon as practicable after receiving a request from the holders of not less than five percent (5%) of the shares of New Common Stock (subject to adjustments for stock splits), a registration statement on Form S-1 or Form S-3, if use of such a form is then available, to cover resales of Registrable Shares by the holders thereof who satisfy certain conditions relating to the provision of information in connection with such registration statement.

     3.   Exit Facility

     The Debtors expect to enter into one or more post-confirmation loan facilities, which shall be the Exit Facility, to (a) refinance amounts outstanding on the Consummation Date under the DIP Facility, (b) make other payments required to be made on the Consummation Date or the Distribution Date and (c) provide the additional borrowing capacity required by the Reorganized Debtors following the Consummation Date to maintain their operations.

D.   DIRECTORS AND OFFICERS

     The existing officers of the Debtors shall serve initially in their current capacities after the Consummation Date. On the Consummation Date, the term of the current board of directors of each Debtor shall expire. The Debtors anticipate that the initial boards of directors of the Reorganized Debtors will consist of five (5) members, which shall include Peter G. Graf, who shall serve as a director for the twelve (12) month period following the Consummation



                                   PLAN - 19

Date. The remaining four (4) members shall be selected by the Unofficial Noteholders' Committee. The Debtors and the Unofficial Noteholders' Committee intend to announce prior to the Confirmation Date the identities of any individuals proposed to serve as directors or officers of the Reorganized Debtors. If and to the extent possible, the identities of such individuals will be announced by inclusion of a list of proposed directors in the Plan Supplement, which will be filed with the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing. The boards of directors of the Reorganized Debtors shall have the responsibility for the management, control, and operation of the Reorganized Debtors on and after the Consummation Date.

E.   REVESTING OF ASSETS

     The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Confirmation Date. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Confirmation Date for professional fees and expenses.

F.   PRESERVATION OF RIGHTS OF ACTION

     Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the applicable Reorganized Debtor or its successor(s) who hold such rights.

G.   EXCLUSIVITY PERIOD

     The Debtors shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Consummation Date.

H.   EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

     The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of PhoneTel or Cherokee, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of PhoneTel or Cherokee, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

I.   TERMINATION OF DIP FACILITY

     To the extent not amended and restated with the express consent of Foothill as a part of any postconfirmation financing procured by PhoneTel, the DIP Facility shall be terminated and of no further force and effect upon payment in full on the Consummation Date.

J.   EXEMPTION FROM CERTAIN TRANSFER TAXES



                                   PLAN - 20

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                    ARTICLE V

                      ACCEPTANCE OR REJECTION OF THE PLAN

A.   CLASSES ENTITLED TO VOTE

     Each Impaired Class of Claims and Interests that will (or may) receive or retain property or any interest in property under the Plan, i.e. , PhoneTel Classes 5 and 6 and Cherokee Class 5, shall be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. The Plan deems the holders of PhoneTel Class 7 (Old Common Stock Interests and the Cerberus Interest) to reject the Plan because such holders of Old Common Stock Interests and the Cerberus Interest are not entitled to receive or retain any property on account of such Old Common Stock Interests or Cerberus Interest (although such holders of Old Common Stock Interests and the Cerberus Interest shall nonetheless receive a small distribution). Because holders of PhoneTel Class 8 Old Warrant Interests are not entitled to receive or retain any property under the Plan, PhoneTel Class 8 is deemed to have rejected the Plan and, therefore, shall not be entitled to vote on the Plan.

B.   ACCEPTANCE BY IMPAIRED CLASSES

     An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.   CRAMDOWN

     PhoneTel shall request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. PhoneTel reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE VI

                             SECURITIES TO BE ISSUED
                          IN CONNECTION WITH THE PLAN

     On or before the Distribution Date, Reorganized PhoneTel shall issue for distribution in accordance with the provisions of the Plan the New Common Stock and New Warrants required for distribution or sale pursuant to the provisions of the Plan. All securities to be issued will be deemed issued as of the Distribution Date regardless of the



                                   PLAN - 21
date on which they are actually distributed. A description of the terms of the New Common Stock and New Warrants are included in Exhibits C and D, respectively, which are annexed to and incorporated in the Plan.

                                   ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE CONSUMMATION DATE

     Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed Claims or Allowed Interests as of the Consummation Date shall be made on the Distribution Date, or as soon thereafter as practicable. The New Securities to be issued under this Plan shall be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. Distributions on account of Claims or Interests that first become Allowed Claims or Allowed Interests after the Consummation Date shall be made pursuant to Articles III, VII and IX of this Plan.

B.   INTEREST ON CLAIMS

     Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable non-bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

C.   DISBURSING AGENT

     The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, VII and IX hereof) except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement.

     If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

D.   SURRENDER OF SECURITIES OR INSTRUMENTS

     On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing an Existing Security (a "Certificate") shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an indenture or other agreement, the Indenture Trustee, agent, or servicer, as the case may be, and such Certificate shall be cancelled. The surrender of the Global Certificate held by the Indenture Trustee in the name of Cede & Co. shall constitute surrender for purposes of this provision. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective indenture trustee,



                                   PLAN - 22
agent, or servicer, as the case may be, or the unavailability of such Certificate is established to the reasonable satisfaction of the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity to the reasonable satisfaction of the Disbursing Agent or the respective indenture trustee, agent, or servicer, as the case may be, prior to the second
(2nd) anniversary of the Consummation Date, shall be deemed to have forfeited all rights and Claims or Interests in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized PhoneTel notwithstanding any federal or state escheat laws to the contrary.

E.   INSTRUCTIONS TO DISBURSING AGENT

     Prior to any distribution on account of a PhoneTel Class 5 Senior Note Claim, the Indenture Trustee, agent, or servicer of the Senior Notes shall (i) inform the Disbursing Agent as to the amount of properly surrendered Senior Notes and (ii) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent determines to be reasonably acceptable, of the names of the holders of Allowed PhoneTel Class 5 Senior Note Claims, and/or number of shares of New Common Stock, to be issued and distributed to or on behalf of such holders of Allowed PhoneTel Class 5 Senior Note Claims in exchange for properly surrendered Senior Notes.

F.   SERVICES OF INDENTURE TRUSTEES, AGENTS, AND SERVICERS

     The services, with respect to consummation of the Plan, of indenture trustees, agents, and servicers under indentures and other agreements that govern the rights of holders of Claims, shall be as set forth in Article IV.B. 1 and elsewhere in the Plan.

G. RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF SENIOR NOTES, OLD PREFERRED STOCK INTERESTS, AND OLD COMMON STOCK

     At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Notes, Old Preferred Stock Interests and Old Common Stock Interests in PhoneTel shall be closed, and there shall be no further changes in the record holders of the Senior Notes, Old Preferred Stock Interests and Old Common Stock Interests in PhoneTel. Reorganized PhoneTel and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of such Senior Notes, Old Preferred Stock Interests and Old Common Stock Interests occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

H.   MEANS OF CASH PAYMENT

     Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion; provided however, that any cash payment in excess of $1,000,000 shall, notwithstanding the foregoing, be effected by wire transfer.

I.   CALCULATION OF DISTRIBUTION AMOUNTS OF NEW SECURITIES

     No fractional shares of New Common Stock and no New Warrants for fractional shares of New Common Stock shall be issued or distributed under the Plan or by Reorganized PhoneTel or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled. Each Person entitled to receive New Warrants will receive the total number of New Warrants for whole share of New Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock, the Disbursing Agent shall allocate separately one whole share, to such Persons in order of the fractional portion



                                   PLAN - 23
of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled. Accordingly, if necessary, Reorganized PhoneTel shall issue additional shares to the Indenture Trustee for distribution to holders of Senior Note Claims to effect a rounding up and cancellation of fractional shares. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.

J.   DELIVERY OF DISTRIBUTIONS

     Distributions to holders of Allowed Claims or Allowed Interests shall be made by the Disbursing Agent or the appropriate indenture trustee, agent, or servicer, as the case may be, (a) at the addresses set forth on the proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee, agent, or servicer shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second
(2nd) anniversary of the Consummation Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

K.   WITHHOLDING AND REPORTING REQUIREMENTS

     In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

L.   SETOFFS

     The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.



                                   PLAN - 24

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   ASSUMED CONTRACTS AND LEASES

     Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, other agreement or document entered into in connection with the Plan, as of the Consummation Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms or (iii) is the subject of a motion to reject filed on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Consummation Date.

     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel, bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.   PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the debtor party to the contract or lease or the assignee of such debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or
(iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.   REJECTED CONTRACTS AND LEASES

     Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, other agreement or document entered into in connection with the Plan, none of the executory contracts and unexpired leases to which the Debtors, or either of them, are a party shall be rejected under the Plan; provided however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which they, or either of them, are a party.

D.   BAR TO REJECTION DAMAGES

     If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the Clerk of the



                                   PLAN - 25

Bankruptcy Court and served on counsel for the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or
(ii) other notice that the executory contract or unexpired lease has been rejected.

E.   COMPENSATION AND BENEFIT PLANS

     Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, and except as set forth herein, all employee compensation and Benefit Plans of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, and all employment agreements, including the Chichester Employment Agreement, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Article VIII.A of the Plan, except for (i) executory contracts or Benefit Plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or Benefit Plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any Benefit Plans or contracts; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue. On the Consummation Date, the PhoneTel Technologies, Inc. 1997 Stock Incentive Plan shall be terminated.

                                   ARTICLE IX

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

A.   OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

     As soon as practicable, but in no event later than 120 days after the Consummation Date (unless extended by an order of the Bankruptcy Court), the Debtors or Reorganized Debtors, as the case may be, shall file objections to Claims (including any Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, and Unsecured Claim) or Interests with the Bankruptcy Court and serve such objections upon the holders of each of the Claims or Interests to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtors' right to object to Claims or Interests, if any, filed or amended more than 120 days after the Consummation Date.

B.   NO DISTRIBUTIONS PENDING ALLOWANCE

     Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest, or some portion thereof, has become an Allowed Claim or an Allowed Interest.

C.   DISTRIBUTION RESERVE

     1. The Disbursing Agent shall withhold the Distribution Reserve from the Cash, New Common Stock, New Warrants or other property to be distributed under the Plan. As to any Disputed Claim or Disputed Interest, upon a request for estimation by a Debtor, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Distribution Reserve. The Debtors may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent shall withhold the Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If the Debtors elect not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent shall withhold the Distribution Reserve based upon the Face Amount of such Claim. Nothing herein shall be deemed to entitle the holder of a Disputed Claim to post-petition interest on such Claim, and such holder shall not be entitled to any such interest.



                                   PLAN - 26

     2. Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of New Common Stock held in the Distribution Reserve. In the event that any matter requires approval by the shareholders of Reorganized PhoneTel prior to the distribution or cancellation of all shares of New Common Stock from the Distribution Reserve, the shares of New Common Stock held by the Disbursing Agent shall be deemed not to have been issued, for voting purposes only.

     3. If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment.

D.   DISTRIBUTIONS AFTER ALLOWANCE

     The Reorganized Debtors or the Disbursing Agent, as the case may be, shall make payments and distributions from the Distribution Reserve to each holder of a Disputed Claim or a Disputed Interest that has become an Allowed Claim or an Allowed Interest in accordance with the provisions of the Plan governing the class of Claims or Interests to which such holder belongs. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim or Interest becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim or Interest any Cash, New Common Stock, New Warrants or other property in the Distribution Reserve that would have been distributed on the Distribution Date had such Allowed Claim or Allowed Interest been allowed on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim or Disputed Interest (i) any New Common Stock or New Warrants held in the Distribution Reserve shall be distributed Pro Rata to holders of Allowed Claims or Interests entitled thereto under the terms of this Plan and (ii) any Cash or other property remaining in the Distribution Reserve shall become property of the Reorganized Debtors. All distributions made under this Article IX.D of the Plan on account of an Allowed Claim or an Allowed Interest shall be made together with any dividends, payments or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim or Allowed Interest had been an Allowed Claim or Allowed Interest on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under Article IX.D more frequently than once every 90 days or to make any individual payments in an amount less than $25.00

                                    ARTICLE X

                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

A.   CONDITIONS TO CONFIRMATION

     The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

     1. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Unofficial Noteholders' Committee and the Exit Lenders.

     2. The Debtors shall have arranged for credit availability under the Exit Facility, in amount, form and substance acceptable to the Debtors and the Unofficial Noteholders' Committee, to provide the Reorganized Debtors with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

B.   CONDITIONS TO CONSUMMATION

     The following are conditions precedent to the occurrence of the Consummation Date, each of which must be (i) satisfied or (ii) waived in accordance with Article X.C below:



                                   PLAN - 27

     1. The Confirmation Order, in form and substance reasonably acceptable to the Debtors, the Unofficial Noteholders' Committee and the Exit Lenders, confirming the Plan, as the same may have been modified, must have become a Final Order and must, among other things, provide that:

          a. the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

          b. the provisions of the Confirmation Order are nonseverable and mutually dependent;

          c. all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

          d. the transfers of property by the Debtors (a) to the Reorganized Debtors (i) are or will be legal, valid and effective transfers of property,
(ii) vest or will vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances or interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law and (iv) do not and will not subject any Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (b) to holders of Claims or Interests under the Plan are for good consideration and value;

          e. except as expressly provided in the Plan, the Debtors are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown or that arose from any agreement of a Debtor that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of a Debtor incurred before the Confirmation Date, or from any conduct of a Debtor prior to the Confirmation Date or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

          f. the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors' and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

          g. all Interests in PhoneTel shall be terminated effective upon the Consummation Date; and

          h. the New Common Stock and New Warrants issued under the Plan in exchange for Claims against or Interests in PhoneTel are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of New Common Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.

     2. The Reorganized Debtors shall have credit availability under the Exit Facility, in amount, form and substance acceptable to PhoneTel and the Unofficial Noteholders' Committee, to provide the Reorganized Debtors with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.



                                   PLAN - 28

     3. All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

     4. The following agreements, in form satisfactory to the Debtors and the Unofficial Noteholders' Committee, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

          a. Amended and Restated PhoneTel Articles of Incorporation and Code of Regulations;

          b.   Amended and Restated Cherokee Articles of Incorporation and
By-laws;

          c.   Management Incentive Plan;

          d.   New Warrant Agreement;

          e.   Registration Rights Agreement; and

          f.   Exit Facility.

     5. All other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

C.   WAIVER OF CONDITIONS

     Each of the conditions set forth in Articles X.A and X.B above, other than those set forth in Articles X.A.1 and 2 and X.B.1, 2 and 4, may be waived in whole or in part by the Debtors or Reorganized Debtors in their sole and absolute discretion without any notice to parties in interest or the Bankruptcy Court and without a hearing. Each of the conditions set forth in Articles X.A.1 and 2 and X.B.1, 2 and 4 may be waived in whole or in part by agreement of the Debtors or Reorganized Debtors and the Unofficial Noteholders' Committee in their sole and absolute discretion as agreed and without notice to parties in interest or the Bankruptcy Court and without hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE XI
                          MODIFICATIONS AND AMENDMENTS

     The Debtors, with the consent of the Unofficial Noteholders' Committee, may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may institute, under section 1127(b) of the Bankruptcy Code, proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.



                                   PLAN - 29

                                   ARTICLE XII
                           RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

     A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

     B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Consummation Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

     C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

     D. Effectuate performance of and payments under the provisions of the Plan;

     E. Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

     F. Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases, other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

     G. Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

     H. Consider any modifications of the Plan, cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     I. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation or enforcement of the Plan or the Confirmation Order;

     J. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

     K. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;



                                   PLAN - 30

     L. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case;

     M. Recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

     N. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

     O. Hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

     P. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

     Q.   Enter a final decree closing the Chapter 11 Case.

                                  ARTICLE XIII
                           COMPROMISES AND SETTLEMENTS

     Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtors pursuant to Articles IV.E and IV.F of the Plan.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

A.   BAR DATES FOR CERTAIN CLAIMS

     All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee (if one has been appointed) prior to the Consummation Date (including Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtors and their counsel no later than 45 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

B.   PAYMENT OF STATUTORY FEES

     All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Consummation Date.

C.   SEVERABILITY OF PLAN PROVISIONS

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of a Debtor, shall have the power to alter and interpret such term



                                   PLAN - 31
or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.   SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

E.   DISCHARGE OF THE DEBTORS

     All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims against and Interests in the Debtors of any nature whatsoever or against any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, upon the Consummation Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtor prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code or (c) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Consummation Date occurring.

F.   COMMITTEES

     Effective on the Consummation Date, the duties of the Creditors' Committee (if one has been appointed) shall terminate, except with respect to any appeal of an order in the Chapter 11 Case and applications for Professional Fees.

G.   EXCULPATION AND LIMITATION OF LIABILITY

     Neither the Debtors, the Reorganized Debtors, nor any statutory committee, nor the Indenture Trustee, nor the Unofficial Noteholders' Committee, nor any of their respective current or former members, officers, directors, employees, advisors, attorneys, accountants, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, affiliates or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation and negotiation of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     The foregoing exculpation and limitation on liability shall not, however, limit, abridge or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle or compromise the Litigation Claims retained pursuant to Article IV.F hereof.



                                   PLAN - 32

H.   BINDING EFFECT

     The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties in interest in this Chapter 11 Case.

I.   REVOCATION, WITHDRAWAL, OR NONCONSUMMATION

     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving any Debtor or (c) constitute an admission of any sort by any Debtor or any other Person.

J.   PLAN SUPPLEMENT

     Any and all exhibits, lists, or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours or may be viewed on the Bankruptcy Court's website at www.nysb.uscourts.gov. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XIV.L of the Plan.

K.   NOTICES

     Any notice, request or demand required, permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (i) in writing,
(ii) served by (a) certified mail, return receipt requested, (b) hand delivery,
(c) overnight delivery service, (d) first class mail or (e) facsimile transmission and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and addressed as follows:

                           PHONETEL TECHNOLOGIES, INC.
                           Tammy L. Martin, Esq.
                           North Point Tower
                           7th Floor
                           1001 Lakeside Avenue
                           Cleveland, Ohio 44114-1195
                           Telephone: (216) 241-2555
                           Facsimile: (216) 241-2574



                                   PLAN - 33
                           with a copy to:

                           HAHN LOESER & PARKS LLP
                           Lee D. Powar, Esq.
                           3300 BP Tower
                           200 Public Square
                           Cleveland, Ohio 44114-2301
                           Telephone: (216) 621-0150
                           Facsimile: (216) 241-2824

L.   INDEMNIFICATION OBLIGATIONS

     Except as otherwise specifically limited in this Plan, any obligations or rights of any Debtor to indemnify its present and former directors, officers or employees pursuant to such Debtor's articles of incorporation, code of regulations, by-laws, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such directors, officers or employees based upon any act or omission related to such present and former directors', officers' or employees' service with, for or on behalf of such Debtor, shall survive confirmation of this Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with an occurrence before or after the Petition Date.

M.   PREPAYMENT

     Except as otherwise provided in this Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

N.   TERM OF INJUNCTIONS OR STAYS

     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date.

O.   GOVERNING LAW

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each



                                   PLAN - 34

Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

Dated:   New York, New York
         May 11, 1999

                                       PHONETEL TECHNOLOGIES, INC.,



                                       By: /S/  PETER G. GRAF
                                          ------------------------------------
                                          Name:   Peter G. Graf
                                          Title:  Chairman of the Board
                                                    of Directors


                                        CHEROKEE COMMUNICATIONS, INC.,



                                        By: /S/ PETER G. GRAF
                                           -----------------------------------
                                           Name:   Peter G. Graf
                                           Title:  Chairman of the Board
                                                     of Directors



HAHN LOESER & PARKS LLP                 STROOCK & STROOCK & LAVAN LLP
Attorneys for PhoneTel                  Attorneys for PhoneTel
Technologies, Inc. and                  Technologies, Inc. and
Cherokee Communications, Inc.           Cherokee Communications, Inc.


By: /S/ LEE D. POWAR                    By: /S/ LAWRENCE HANDELSMAN
   -----------------------------           -----------------------------------

Lee D. Powar                            Lawrence Handelsman
Jeffrey M. Levinson                     Christopher R. Donoho, III
Julie L. Kaplan                         180 Maiden Lane
3300 BP Tower                           New York, New York 10038-4982
200 Public Square                       (212) 806-5400
Cleveland, Ohio 44114-2301
(216) 621-0150



                                   PLAN - 35

                                    EXHIBIT A

                                       TO

                          JOINT REORGANIZATION PLAN OF
                        PHONETEL TECHNOLOGIES, INC. AND
                         CHEROKEE COMMUNICATIONS, INC.

                   AMENDED AND RESTATED PHONETEL ARTICLES OF
                     INCORPORATION AND CODE OF REGULATIONS

                      [TO BE INCLUDED IN PLAN SUPPLEMENT]

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           PHONETEL TECHNOLOGIES, INC.
                                   ARTICLE I.
                                   ----------

                                      Name
                                      ----

         The name of said Corporation shall be PhoneTel Technologies, Inc.


                                   ARTICLE II.
                                   -----------

                           Principal Place of Business
                           ---------------------------

         The place in the State of Ohio where the principal office of the Corporation is to be located is North Point Tower, 1001 Lakeside Avenue, Seventh Floor, Cleveland 44114, Cuyahoga County.


                                  ARTICLE III.
                                  ------------

                                    Purposes
                                    --------

         This Corporation is formed to engage in any lawful act or activity for which corporations may be formed under Ohio Revised Code Sections 1701.01 to 1701.98, inclusive.

                                   ARTICLE IV.
                                   -----------

                                  Capital Stock
                                  -------------

         A. The maximum number of shares which the Corporation is authorized to have outstanding is Fifteen Million (15,000,000) which shall be common stock, $.01 par value (hereinafter referred to as "Common Stock");

         B. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

         C. Except as otherwise provided herein, the Corporation, by action of the Board of Directors, shall have the power to create and issue, with or without any connection to the issue and sale of any shares of stock or other securities, rights, warrants, or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide and which shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the directors as to the consideration for the issuance of such rights, warrants or options and the sufficiency thereof shall be conclusive.

         D. In accordance with 11 U.S.C. Section 1123 (a)(6), the issuance of non-voting equity securities by the Corporation is prohibited.


                                   ARTICLE V.
                                   ----------

                                 Minimum Capital
                                 ---------------

         The minimum amount of capital with which the Corporation shall begin business is One Thousand Dollars ($1,000.00).

                                   ARTICLE VI.
                                   -----------

                               Board of Directors
                               ------------------

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and shareholders:

(1) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the Code of Regulations, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the Code of Regulations.

(1) The election of directors may be conducted in any manner approved by the shareholders at the time when the election is held and need not be by written ballot.

(1) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by these Articles of Incorporation or by the Code of Regulations) shall be vested in and exercised by the Board of Directors.

                                  ARTICLE VII.
                                  ------------

                                 Indemnification
                                 ---------------

         The Corporation shall indemnify each director and officer, each former director and officer, and each person who is serving or has served at its request as a director, trustee or officer of another enterprise (and the heirs and personal representatives of each such director, trustee and officer) and may indemnify any employee or agent, any former employee or agent, and any person who is serving or has served at its request as an employee or agent of any other enterprise (and the heirs and personal representatives of each such employee and agent) to the fullest extent from time to time permitted by the laws of the State of Ohio in the event any of such persons shall be made, or be threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative.

                                  ARTICLE VIII.
                                  -------------

                        Elimination of Preemptive Rights
                        --------------------------------

         No shareholder shall have any preemptive or preferential rights, as such rights are defined by law, to subscribe for, purchase or acquire shares of any class, whether now or hereafter authorized.

                                   ARTICLE IX.
                                   -----------

                           Control Share Acquisition
                           -------------------------

         Section 1701.831 of the Ohio Revised Code captioned "Control share acquisition; prior shareholder authorization required", shall not apply to control share acquisitions of the Corporation's shares.

                                   ARTICLE X.
                                   ----------

                           Special Voting Requirements
                           ---------------------------

         Notwithstanding any provision of the General Corporation Law of Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise in excess of a majority of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or shares thereof.

                                   ARTICLE XI.
                                   -----------

                        Purchase of Corporation's Shares
                        --------------------------------

         The Corporation, by action of its Board of Directors, may purchase outstanding shares of any class of Capital Stock of the Corporation to the extent not prohibited by law.


                                  ARTICLE XII.
                                  ------------

                                   Amendments
                                   ----------

         The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of Ohio, and all rights herein conferred upon shareholders or directors are granted subject to this reservation.


                                  ARTICLE XIII.
                                  -------------

                          Replacement of Prior Articles
                          -----------------------------

         These Amended and Restated Articles of Incorporation shall replace and supersede any and all preceding articles of incorporation and amendments thereto.

                              AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       FOR
                           PHONETEL TECHNOLOGIES, INC.

                               AN OHIO CORPORATION


                                    ARTICLE I
                                PRINCIPAL OFFICE

The place of the principal office of the Corporation, in the State of Ohio, is North Point Tower, 7th Floor, 1001 Lakeside Avenue, Cleveland, Ohio, Cuyahoga County.

                                   ARTICLE II
                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation in the State of Ohio or at such other place, within or without the State of Ohio, as may be determined by the Board of Directors, and as shall be designated in the notice of said meeting, on such date and at such time as the Board of Directors shall determine, for the purpose of electing directors, for the consideration of reports to be laid before the meeting, and for the transaction of such other business as may properly be brought before the meeting.

If the election of directors is not held at any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held at the principal office of the Corporation in the State of Ohio or at such other place, within or without the State of Ohio, as may be designated in the notice of said meeting.

SECTION 3. CALLING MEETINGS. All meetings of the shareholders shall be called upon the written request of:

1) the Chairman of the Board, if any, or the President, or in case of the absence, death or disability of both, the Vice President authorized to exercise the authority of the President;
2) the directors, by action at a meeting or by a majority of the directors acting without a meeting; or

3) shareholders holding at least forty percent (40%) of all shares entitled to vote at the meeting.

Calls for such meetings shall specify the time, place and purpose thereof. No business other than that specified in the call shall be considered at any special meeting.

SECTION 4. NOTICE AND PURPOSE OF MEETINGS. Written notice of the purpose or purposes and of the day and hour and the place within or without the State of Ohio of every meeting of shareholders shall be given, by or at the direction of the President or the Secretary, either personally or by mail, not less than ten days or more than sixty days before the date of the meeting to each shareholder of record entitled to notice of such meeting. Such notice shall be directed to each shareholder at his address as it appears on the records of the Corporation unless he shall have filed with the secretary of the Corporation a written request that notices intended for him be sent to some other address, in which case it shall be mailed or delivered to the address designated in such request. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or personally delivered. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of shareholders shall be required. Notice of any meeting of shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with the records of the meeting. The attendance of a shareholder at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed a waiver by him of notice of the meeting. Except where otherwise required by law, notice of adjournment of a meeting of the shareholders of the Corporation need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

SECTION 5. QUORUM. Except as otherwise required by the statutes of Ohio, shareholders in person or by proxy holding a majority of shares entitled to vote at a meeting of shareholders shall constitute a quorum at any and all meetings of shareholders, but shareholders holding less than a majority of such shares present in person or by proxy may adjourn any meeting from time to time.

SECTION 6. ORGANIZATION. Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or if he is not present or there is no one filling that office, by the President, or if the President is not present, by a Vice President, or if none of the foregoing is present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence, an assistant secretary, shall act as secretary of every meeting, but if neither the Secretary or assistant secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

SECTION 7. VOTING. Except as otherwise provided in the Articles of Incorporation, this Code of Regulations, or in the laws of the State of Ohio, at every meeting of the shareholders, each shareholder entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock held by him and registered in his name on the books of the Corporation as of the applicable record date. Any vote may be given by the shareholder in person or by proxy appointed by an instrument in writing executed by such shareholder or his duly authorized attorney. A telegram, cablegram, or telex communication appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing appointing a proxy, is a sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Except as otherwise required by statute, the Articles of Incorporation, this Code of Regulations, or in electing directors, all matters coming before any meeting of the shareholders shall be decided by the vote of a majority in interest of the shareholders of the Corporation present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors, the candidates receiving the greatest number of votes shall be elected.

SECTION 8. RECORD DATE OF SHAREHOLDERS. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:

1)    receive notice of or vote at a meeting of shareholders;
2)    receive payment of any dividend or distribution;
3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or
4)    participate in the execution of written consents, waivers, or releases;

the board of directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2) and (3) above, shall not be more than sixty (60) days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Section 8, including the date of the meeting of shareholders and the period ending with the date, if any, to which it is adjourned.

SECTION 9. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Ohio.

SECTION 10. LIST OF SHAREHOLDERS. Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, or the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists, when certified by the officer or agent in charge of the transfer of shares, shall be prima facie evidence of the facts shown therein.

SECTION 11. INSPECTORS OF ELECTION. The directors, in advance of any meeting of shareholders, may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment. In case any person appointed as inspector fails to appear or to act, the vacancy may be filled by appointment made by the officer or person acting as chairman. If there are three or more inspectors, the decision, act, or certificate of a majority of them shall be effective in all respects as the decision, act, or certificate of all. The inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers, and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of any director, officer or shareholder of the Corporation, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.

SECTION 12. INFORMAL ACTION. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                  ARTICLE III
                                   DIRECTORS

SECTION 1. POWERS, NUMBER, QUALIFICATION, TERM, QUORUM AND VACANCIES. All of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors. For their own government, the directors may adopt bylaws that are not inconsistent with the Articles of Incorporation or this Code of Regulations.

The number of directors shall be five. Except as hereinafter provided, directors shall be elected at the Annual Meeting of the Shareholders and each director shall be elected to service for one year and until his successor is elected or until his earlier resignation, removal from office, or death. The number of directors may be increased or decreased from time to time by the Board of Directors. The number of directors shall never be less than three except that, if all of the shares of the Corporation are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

Directors need not be shareholders.

A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of the directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the Board when the Board is authorized to fill a vacancy. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

The office of a director becomes vacant upon the death, resignation or removal of a director, as provided by Section 1701.58 of the Ohio General Corporation Law and Section 5 of this Article III. In the event that the shareholders shall remove a director or directors, they may elect, at the meeting effecting the removal or the increase, a director to fill the vacancy or vacancies resulting therefrom. In the event that the shareholders do not fill such vacancy at such meeting, or an adjournment thereof, the remaining directors, though less than a majority of their number, shall fill such vacancies. The Board may, in a similar manner, fill any vacancy not resulting from a removal of a director by the shareholders or resulting from an increase in the number of directors.

If the membership of the Board of Directors at any time falls below the number necessary to constitute a quorum, and the remaining directors are unable to elect a successor or successors to reconstitute such a quorum, a special meeting of shareholders shall be called and such number of directors shall be elected thereat as may be necessary to bring the Board of Directors to its full membership.

SECTION 2. MEETINGS. Meetings of the Board of Directors shall be held at such place within or without the State of Ohio as may, from time to time, be fixed by resolution of the Board of Directors, or as may be designated in the notice calling the meeting. Regular meetings of the Board of Directors shall be held at such times as may, from time to time, be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chairman of the Board, if any, the President, any Vice President, or a majority of the directors then in office, by oral, telegraphed, cabled, telexed or written notice duly served on or sent or mailed to each director not less than two days before such meeting. Notices of meetings need not specify the purposes of the meeting. A meeting of the Board of Directors may be held without notice immediately after a meeting of shareholders at which the directors are elected. Notice need not be given of regular meetings of the Board of Directors held at a time fixed by resolution of the Board of Directors. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notice of the time, place, and purpose of any meeting may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

Any meeting of the Board of Directors and any committee of directors may be held through the use of telephone or any other communications equipment if all persons participating can hear each other. Participation in such a meeting constitutes presence at a meeting of the Board of Directors or committee of directors, as the case may be.

SECTION 3. EXECUTIVE AND OTHER COMMITTEES. Whenever the number of directors is more than three, the Board of Directors, in its discretion, may designate three or more directors to constitute an executive committee or other committees, which shall have and may exercise only such powers of the Board of Directors in the management of the Corporation as may be conferred or authorized by the resolution appointing them. Such committee or committees shall act only during the intervals between meetings of the directors and shall not, among other things, have the power to fill vacancies among the directors or in any such committee. A majority of the whole of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors otherwise provides. The Board of Directors shall have the power, at any time, to fill vacancies in, to change the membership of, or to discharge any such committee and to appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members of any meeting of the particular committee.

SECTION 4. PROVISIONAL DIRECTOR. A provisional director may be appointed by the appropriate Court of Common Pleas in accordance with the provisions of Section 1701.911 of the Ohio Revised Code, and all provisions of this Code of Regulations shall be read as being subject to, and qualified by, that Section.

SECTION 5. REMOVAL OF DIRECTOR. All the directors, or all the directors of a certain class, or any individual director, may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the Directors or all the directors of a particular class are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director.

SECTION 6. RESIGNATION OF DIRECTOR. Any director may resign at any time by delivering a written notice of resignation, signed by such director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 7. INFORMAL ACTION. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

SECTION 8. RELIANCE ON ACCOUNTS AND REPORTS. A director, or a member of any committee designated by the Board of Directors, shall in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. NUMBER. The Board of Directors, as soon as feasible after the election thereof held in each year, shall elect a president, a secretary and a treasurer, and, from time to time, may elect or appoint a chairman of the board, one or more vice president and such assistant secretaries, assistant treasurers and other officers as it may deem necessary. Any two or more offices may be held by the same person, but no office shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Articles of Incorporation, this Code of Regulations, or the bylaws, if any, to be executed, acknowledged, or verified by two or more officers. The chairman of the board, if any, shall be elected from among the directors.

SECTION 2. TERM AND REMOVAL. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 3. POWERS AND DUTIES. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be conferred from time to time by the Board of Directors. The vice-president or vice presidents, the assistant secretary or assistant secretaries and the assistant treasurer or assistant treasurers, in the order of their respective seniorities, in the absence or disability of the president, secretary or treasurer, respectively, shall perform the duties of such officer and shall generally assist the president, secretary or treasurer, respectively.

                                    ARTICLE V
                        CERTIFICATES REPRESENTING SHARES

SECTION 1. FORM. Each holder of shares shall be entitled to one or more certificates signed by the Chairman of the Board, if any, or the President or a Vice President and by the Secretary, an assistant secretary, the treasurer, or an assistant treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation and shall contain such special statements as may be prescribed by the Ohio General Corporation Law. No certificate for shares shall be executed or delivered until such shares are fully paid. The signature of any of said officers of the Corporation may be by facsimile, engraved, stamped, or printed, to the extent permitted by law. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

The Corporation may, but need not, issue a certificate for or including a fraction of a share or may otherwise act in this regard in accordance with the terms and conditions of the Ohio General Corporation Law.

SECTION 2. TRANSFER OF SHARES. The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the share transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued.

SECTION 3. LOST, STOLEN AND DESTROYED CERTIFICATES. The Board of Directors may cause a new certificate of shares to be issued in the place of any lost, stolen or destroyed certificate but the person seeking to have such new certificate issued shall furnish proof, by affidavit or otherwise, as the Board may require, of ownership of the shares represented by such lost, stolen or destroyed certificate and the facts which tend to prove such loss, theft or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation against any claim that may be made against it by reason of the issue of such new certificate. The Board of Directors may also, in its discretion, refuse to issue such new certificate, except pursuant to a court order.

SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI
                                BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, directors, and committees of the directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.

                                   ARTICLE VII
                                   FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the last day of December next following, unless otherwise determined by the Board of Directors.

                                  ARTICLE VIII

                                   AMENDMENTS

This Code of Regulations of the Corporation shall be subject to alteration, amendment or repeal, and any new Code of Regulations not inconsistent with any provision of the Articles of Incorporation or statute may be made, either by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, at any annual or special meeting of the shareholders, or, without such meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation. If this Code of Regulations are amended or new Code of Regulations are adopted without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the amendment of the new Code of Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                   ARTICLE IX
                                  CONSTRUCTION

         In the event of any conflict between the provisions of the Code of Regulations of the Corporation as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of such Articles of Incorporation shall be controlling.

                                    ARTICLE X
                        EMERGENCY REGULATIONS AND BYLAWS

In the event of an emergency, as defined in Revised Code Section 1701.01(U), directors' meetings may be held and conducted as provided at the time in Revised Code Section 1701.11(F), and any action so taken shall be the action of the Corporation. The provisions of that subsection with regard to executives and other officers shall also apply. The directors operating during an emergency shall have authority to adopt such bylaws as they deem best for the conduct of their meetings.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT B

                                       TO

                          JOINT REORGANIZATION PLAN OF
                         PHONETEL TECHNOLOGIES, INC. AND
                          CHEROKEE COMMUNICATIONS, INC.

                    AMENDED AND RESTATED CHEROKEE ARTICLES OF
                            INCORPORATION AND BY-LAWS

                       [TO BE INCLUDED IN PLAN SUPPLEMENT]

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          CHEROKEE COMMUNICATIONS, INC.

                                   ARTICLE ONE

The name of the corporation is Cherokee Communications, Inc.

                                   ARTICLE TWO

The period of its duration is perpetual.

                                  ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

"To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."

                                  ARTICLE FOUR

The aggregate number of shares which the corporation shall have the authority to issue is one thousand (1,000) with a par value of $.01 each. The shareholders shall not have the preemptive right to acquire additional, unissued or treasury shares of the corporation or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares. The shareholders do not have the right to cumulative voting. In accordance with 11 U.S.C. ss. 1123 (a)(6), the issuance of non-voting equity securities is prohibited.

                                  ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX

The street address of its initial registered office is c/o CT Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

                                  ARTICLE SEVEN

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and shareholders:

         (1) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

         (2) The election of directors may be conducted in any manner approved by the shareholders at the time when the election is held and need not be by written ballot.

         (3) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

         (4) The Board of Directors shall have the power without the assent or vote of the shareholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or these Articles of Incorporation otherwise provide.

                                  ARTICLE EIGHT

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. The Corporation shall be obligated to indemnify, defend and hold harmless, its officers and directors against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses incurred by that person to the full extent permitted under Texas law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability or rights to indemnification of a director of the Corporation existing at the time of repeal or modification.

                                  ARTICLE NINE

         The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of Texas, and all rights herein conferred upon shareholders or directors are granted subject to this reservation.

                         CHEROKEE COMMUNICATIONS, INC.

                                   * * * * *

                          AMENDED AND RESTATED BY-LAWS

                                   * * * * *


                                    ARTICLE I
                                     OFFICES

        SECTION 1. The registered office shall be located in Jacksonville, Texas.

        SECTION 2. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                         ANNUAL MEETINGS OF SHAREHOLDERS

        SECTION 1. All meetings of shareholders for the election of directors shall be held at such place as may be determined by the board of directors and as shall be designated in the notice of said meeting.

        SECTION 2. Annual meetings of shareholders, commencing with the year 2000, shall be held during the month of May or June as may be determined by the directors, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

        SECTION 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                  ARTICLE III
                        SPECIAL MEETINGS OF SHAREHOLDERS

        SECTION 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        SECTION 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than forty percent (40%) of all the shares entitled to vote at the meeting.

        SECTION 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

        SECTION 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV
                           QUORUM AND VOTING OF STOCK

        SECTION 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        SECTION 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

        SECTION 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

        In all elections for directors every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

        SECTION 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and shall be delivered to the Corporation to its registered office in the State of Texas, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

                                   ARTICLE V
                                   DIRECTORS

        SECTION 1. The number of directors shall be three. Directors need not be residents of the State of Texas nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

        SECTION 2. Any director may resign at any time by delivering a written notice of resignation, signed by such director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

        Any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director.

        Any vacancy occurring in the board of directors may be filled by the shareholders at an annual or a special meeting or by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

        Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may also be filled by the board of directors for a term of office until the next election of directors by shareholders, provided no more than two directorships may be so filled during a period between any two successive annual meetings of shareholders.

        Whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the articles of incorporation.

        SECTION 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

        SECTION 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Texas, at such place or places as they may from time to time determine.

        SECTION 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

        SECTION 6. A director, or a member of any committee designated by the board of directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the board of directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE VI
                       MEETINGS OF THE BOARD OF DIRECTORS

        SECTION 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

        SECTION 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

        SECTION 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

        SECTION 4. Special meetings of the board of directors may be called by the president on not less than seven and not more than sixty days' notice to each director, personally, by mail, by facsimile transmission or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors then in office.

        SECTION 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors needs to be specified in the notice or waiver of notice of such meeting.

        SECTION 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        SECTION 7. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing which shall set forth the action taken and be signed by all members of the board of directors or of the committee as the case may be, and such writing or writings are filed with the minutes of the proceedings of the board of directors.

                                  ARTICLE VII
                            COMMITTEES OF DIRECTORS

        SECTION 1. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in the resolution, shall have and may exercise such powers of the board of directors in the management of the Corporation as may be conferred or authorized by the resolutions appointing such committee, except that no such committee shall have the authority of the board of directors in reference to: amending the articles of incorporation; approving a plan of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business; recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof; amending, altering, or repealing the by-laws of the corporation or adopting new by-laws for the corporation; filling vacancies in the board of directors or any committee; filling any directorship to be filled by reason of an increase in the number of directors; electing or removing officers or members of any committee; fixing the compensation of any member of a committee; altering or repealing any resolution of the board of directors which by its terms provides that it shall not be so amendable or repealable; or authorizing the borrowing of funds, other than under existing facilities, that is material to the capital structure of the Corporation; and, unless the resolution expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation.

                                  ARTICLE VIII
                                    NOTICES

        SECTION 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile transmission.

        SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX
                                    OFFICERS

        SECTION 1. The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary. The board of directors may also elect or appoint such other officers, including assistant officers and agents as may be deemed necessary.

        SECTION 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president and a secretary neither of whom need be a member of the board.

        SECTION 3. The board of directors may also appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

        SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

        SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                 THE PRESIDENT

        SECTION 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

        SECTION 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                              THE VICE-PRESIDENTS

        SECTION 8. The vice-president, if there is one, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

        SECTION 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

        SECTION 10. The assistant secretary, if there is one, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of secretary and shall perform such other duties and such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

        SECTION 11. The treasurer, if there is one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other tangible effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        SECTION 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

        SECTION 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of any kind in his possession or under his control belonging to the corporation.

        SECTION 14. The assistant treasurer, if there is one, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE X
                            CERTIFICATES FOR SHARES;
                         SHAREHOLDERS; SHARE TRANSFERS

        SECTION 1. The shares of the corporation shall be represented by certificates signed by the president and secretary or such other officers as may be elected or appointed, and may be sealed with the seal of the corporation or a facsimile thereof.

        When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. When the corporation is authorized to issue shares of more than one class, every certificate shall also set forth upon the face or the back of such certificate a statement that there is set forth in the articles of incorporation on file in the office of the Secretary of State a full statement of all the designations, preferences, limitations and relative rights, including voting rights, of the shares of each class authorized to be issued and the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office. Every certificate shall have noted thereon any information required to be set forth by the Texas Business Corporation Act and such information shall be set forth in the manner provided in said Act.

        SECTION 2. The signatures of the officers of the corporation upon a certificate may be facsimiles to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                               LOST CERTIFICATES

        SECTION 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

        SECTION 4. Upon surrender to the corporation or transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

                           CLOSING OF TRANSFER BOOKS

        SECTION 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, no less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                            REGISTERED SHAREHOLDERS

        SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

                              LIST OF SHAREHOLDERS

        SECTION 7. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                          TRANSFER AGENT AND REGISTRAR

        SECTION 8. The board of directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE XI
                              GENERAL PROVISIONS;
                                   DIVIDENDS

        SECTION 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

        SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

        SECTION 3. All checks or demands notes for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time delegate.

                                  FISCAL YEAR

        SECTION 4. The fiscal year of the corporation be fixed by resolution of the board of directors.

                                      SEAL

        SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Texas". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE XII
                                   AMENDMENTS

        Subject to the provisions of the Articles of Incorporation, these Amended and Restated By-Laws may be amended, altered or repealed

(a) by resolution adopted by a majority of the board of directors at any special or regular meeting of the board of directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b) by the affirmative vote of a majority of the shareholders at any regular or special meeting of the shareholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.


                                  ARTICLE XIII
                                  CONSTRUCTION


        In the event of any conflict between the provisions of these by-laws as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of the Articles of Incorporation shall be controlling.

                                  EXHIBIT "B"

                           SPECIMEN STOCK CERTIFICATE
                           --------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT C

                                       TO

                          JOINT REORGANIZATION PLAN OF
                         PHONETEL TECHNOLOGIES, INC. AND
                          CHEROKEE COMMUNICATIONS, INC.

                         DESCRIPTION OF NEW COMMON STOCK

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           PHONETEL TECHNOLOGIES, INC.
                         DESCRIPTION OF NEW COMMON STOCK

         The principal terms of the New Common Stock to be issued by Reorganized PhoneTel under the Plan shall be as follows:



Authorization:               15 million shares

Initial Issuance:            10,205,000  shares

Par Value:                   $.01 per share

Voting Rights:               One vote per share

Preemptive Rights:           None

Dividends:                   Payable at the discretion of the board of directors
                             of Reorganized PhoneTel

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

                                       TO

                          JOINT REORGANIZATION PLAN OF
                         PHONETEL TECHNOLOGIES, INC. AND
                          CHEROKEE COMMUNICATIONS, INC.

                              NEW WARRANT AGREEMENT

                                WARRANT AGREEMENT
                                -----------------

    WARRANT AGREEMENT ("Agreement"), dated as of ____________, 1999, between PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "Company"), and AMERICAN SECURITIES TRANSFER & TRUST, INC. ("Transfer Agent").

    WHEREAS, in connection with the Joint Reorganization Plan of the Company and Cherokee Communications, Inc. as approved _____________, 1999 (the "Plan"), the Company has agreed to issue warrants ("Warrants") to purchase up to 1,111,100 shares of common stock, $0.01 par value, of the Company following the approval and adoption of the Plan ("New Common Stock"); and

    WHEREAS, the Company and the Transfer Agent desire to set forth in this Agreement, among other things, the form and provisions of the certificates representing Warrants (the "Warrant Certificates") and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered and in connection with the exercise of the Warrants;

    NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE XV
                     ISSUANCE OF WARRANTS; FORM OF WARRANTS
                     --------------------------------------

    Section 1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a) "Corporate Office" shall mean the office of the Transfer Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located as of the date hereof at 1825 Lawrence Street, Suite 444, Denver, Colorado 80201-1596.

         (b) "Exercise Date" shall mean, as to any Warrant, the date on which the Transfer Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Transfer Agent as agent for the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price (as defined in Section 2.1 hereof).

         (c) "Initial Warrant Exercise Date" shall mean the date which is the business day following the date upon which the Warrants are issued pursuant to the Plan.

         (d) "Registered Holder" shall mean the person in whose name any Warrant Certificates shall be registered on the books maintained by the Transfer Agent.

         (e) "Warrant Expiration Date" shall mean 5:00 p.m. (New York City time) on ____________, 2002 [THE DATE WHICH IS THREE (3) YEARS AFTER THE INITIAL WARRANT EXERCISE DATE]; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York City time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all holders of Warrants, the Company shall have the right to extend the Warrant Expiration Date.


    Section 1.2   WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

                                 PLAN EXH. D-45

         (a) A Warrant shall initially entitle the Registered Holder of the certificate representing such Warrant to purchase one (1) share of New Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in herein.

         (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants issued pursuant to the Plan shall be executed by the Company and delivered to the Transfer Agent. Upon written order of the Company signed by its Chairman or President or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Transfer Agent in accordance with the Plan.

         (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 1,111,100 shares of New Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

         (d) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any replacement, transfer, exchange, adjustment or other issuance permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 4.2 hereof; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 4.3 hereof; and (v) at the option of the Company, in such form as may be approved by the Board of Directors, to reflect any reasonable adjustment or change in the Exercise Price (as defined in Section 2.1 hereof), the number of shares of Common Stock purchasable upon exercise of the Warrants as provided in Article III hereof.

    Section 1.3   FORM AND EXECUTION OF WARRANT CERTIFICATES.

         (a) The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may reasonably deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange, adjustment or in replacement of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form only. Warrants shall be numbered serially.

         (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Transfer Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Transfer Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Transfer Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Transfer Agent, Warrant Certificates shall be delivered by the Transfer Agent to the Registered Holder without further action by the Company, except as otherwise provided by this Agreement.


                                 PLAN EXH. D-46

                                   ARTICLE II

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section 2.1 EXERCISE PRICE. Each Warrant Certificate shall entitle the registered holder thereof to purchase from the Company one share of New Common Stock for each Warrant evidenced thereby, at a purchase price equal to $10.50 per share (the "Exercise Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of New Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

     Section 2.2 EXERCISABILITY OF WARRANTS. Each Warrant may be exercised at any time subsequent to the Initial Warrant Exercise Date and prior to the Warrant Expiration Date. All outstanding Warrants shall expire on the Warrant Expiration Date, after which time all Warrants will be wholly void and of no force or effect.

     Section 2.3 PROCEDURE FOR EXERCISE OF WARRANTS. During the period specified in and subject to the provisions of Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificate representing such Warrants to the Company, with the Election to Purchase duly completed and executed, accompanied by payment in full, by certified check or money order, of the Exercise Price in effect at the time of such exercise, for each share of New Common Stock with respect to which such Warrants are being exercised.

     Section 2.4 ISSUANCE OF COMMON STOCK; LISTING. As soon as practicable after the date of exercise of any Warrants, the Company shall issue a certificate or certificates for the number of full shares of New Common Stock to which such holder is entitled, issued and delivered in accordance with the instructions set forth in the Election to Purchase. In no event shall any fractional shares be issued. All shares of New Common Stock issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and non-assessable, and free from all liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for shares of New Common Stock is issued shall for all purposes be deemed to have become the holder of record of the New Common Stock represented thereby on the date of exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of New Common Stock. The Company will in good faith and as expeditiously as reasonably possible endeavor to cause such shares of New Common Stock, upon issuance, to be listed on each national securities exchange, if any, on which the other outstanding shares of New Common Stock are then listed.

     Section 2.5 RESERVATION OF SHARES. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of New Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

     Section 2.6 REGISTRATION. The issuance of the Warrants and the shares of New Common Stock underlying such Warrants are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 3(a)(9) of the Securities Act and similar state law provisions, and pursuant to
Section 1145 of the Bankruptcy Reform Act of 1978, as amended. The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of New Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.


                                 PLAN EXH. D-47

                                   ARTICLE III
                                   ADJUSTMENTS
                                   -----------

     Section 3.1 CAPITAL EVENT. If at any time or from time to time the Company shall by stock dividend, subdivision, combination, or reclassification of shares or otherwise, change as a whole the outstanding shares of New Common Stock into a different number or class of shares, the Exercise Price in effect and the number of shares of New Common Stock purchasable under the Warrants immediately prior to the date upon which such change shall become effective, shall be proportionately adjusted. Irrespective of any adjustment or change in the Exercise Price or the number of shares of New Common Stock actually purchasable hereunder, this Warrant Agreement may continue to express the Exercise Price and the number of shares purchasable as were expressed as of the date of this Agreement without prejudice to the holder of Warrants or the Company thereby. In the case of the issuance of additional shares of New Common Stock as a dividend, the aggregate number of shares of New Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of shareholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue New Common Stock as a dividend, no adjustment of the Exercise Price shall be required by reason of the fixing of such record date.

     Section 3.2 MERGER. If at any time while the Warrants are outstanding the Company effects any consolidation or merger with any other corporation or entity, the holder of a Warrant shall thereafter be entitled upon such exercise of the Warrant to purchase, with respect to each share of New Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger shall become effective, the securities or property to which a holder of one share of New Common Stock would have been entitled upon such consolidation or merger, without any change in, or payment in addition to, the Exercise Price in effect immediately prior to such merger or consolidation and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of the Warrants shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation, if other than the Company, resulting therefrom shall assume by written agreement executed and mailed to each of the Warrant holders at the address of each such holder shown on the books of the Company, the obligation to deliver to such holder such securities or property as in accordance with the foregoing provisions such holders shall be entitled to purchase. A sale of all or substantially all of the assets of the Company for a consideration, apart from the assumption of obligations, consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                                   ARTICLE IV
                     OTHER PROVISIONS RELATING TO RIGHTS OF
                   REGISTERED HOLDERS OF WARRANT CERTIFICATES
                   ------------------------------------------

     Section 4.1 RIGHTS OF WARRANT HOLDERS. The Warrant Certificate shall not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

     Section 4.2 TRANSFER OF WARRANTS.

         (a) After the Initial Warrant Exercise Date, Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Transfer Agent at its Corporate Office and, upon satisfaction of the terms and provisions hereof with signature guarantees by an acceptable participant in a recognized Medallion program, the Company shall execute and the Transfer Agent shall countersign, issue and deliver new Warrant Certificates.

                                 PLAN EXH. D-48

         (b) The Transfer Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Transfer Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

         (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Transfer Agent, duly executed by the Registered Holder or his or her attorney-in-fact duly authorized in writing with signature guarantees by an acceptable participant in a recognized Medallion program.

         (d) A service charge may be imposed by the Transfer Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Transfer Agent and thereafter retained by the Transfer Agent until termination of this Agreement or its resignation as Transfer Agent, or disposed of or destroyed, at the direction of the Company.

         (f) Prior to due presentment for registration of transfer thereof, the Company and the Transfer Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Transfer Agent) for all purposes and shall not be affected by any notice to the contrary.

     Section 4.3 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may execute and deliver a new Warrant Certificate, in exchange and in substitution for and upon cancellation of a mutilated, lost, stolen or destroyed Warrant Certificate, but only if the Company receives evidence of such loss, theft or destruction of such Warrant Certificate and of the ownership thereof, and, if requested, only if the Company is indemnified for such mutilated, lost, stolen or destroyed Warrant Certificate, all in such form that is satisfactory to the Company.

     Section 4.4 NOTICE OF ADJUSTMENTS. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares of New Common Stock issuable upon the exercise of a Warrant, pursuant to Article III hereof, and in the event of any change in the rights of the holder of a Warrant by reason of any other event herein set forth, then and in each such case, the Company shall give written notice thereof to the holder of each Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares issuable upon the exercise of a Warrant, or specify the stock, securities or assets and the amount thereof receivable as a result of such change in rights, setting forth in reasonable detail a summary of the method of calculation and the facts upon which such calculation is based.

    Section 4.5. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Transfer Agent and every other holder of a Warrant that:

         (a) The Warrants are transferable only on the registry books of the Transfer Agent by the Registered Holder thereof in person or by his or her attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Transfer Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Transfer Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                                 PLAN EXH. D-49

         (b) The Company and the Transfer Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes and neither the Company nor the Transfer Agent shall be affected by any notice or knowledge to the contrary.

                                   ARTICLE V
                              MISCELLANEOUS MATTERS
                              ---------------------

     Section 5.1 ASSIGNMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Transfer Agent or the Registered Holders shall bind and inure to the benefit of their respective successors and assigns.

     Section 5.2 NOTICES. Any notice, demand or other communication required by this Agreement shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, by overnight mail or courier, or by facsimile transmission with receipt acknowledged, addressed to the Company or the Transfer Agent, as appropriate, as set forth below:


                                 PLAN EXH. D-50

     To the Company:

         PhoneTel Technologies, Inc.
         1001 Lakeside Avenue, 7th Floor
         Cleveland, Ohio 44114
         Attn: Corporate Secretary

     With a copy to:

         Hahn Loeser & Parks LLP
         3300 BP Tower
         200 Public Square
         Cleveland, Ohio 44114
         Attn: F. Ronald O'Keefe, Esq.

     To the Transfer Agent:

         American Securities Transfer & Trust, Inc.
         1825 Lawrence Street - Suite 444
         Denver, Colorado 80201-1596

     Any party may change the address or fax number stated herein to which notices are sent by giving all other parties notice of such change of address or fax number by notice to their respective addresses stated herein.

     Section 5.3 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of Ohio without regard to principles of conflicts of laws thereof.

     Section 5.4 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Transfer Agent any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Transfer Agent and their successors and assigns.

     Section 5.5 HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 5.7 ENTIRE AGREEMENT. All prior contemporaneous agreements, contracts, promises, representations, warranties or covenants between the parties hereto, whether written or oral, are merged into this Agreement and shall hereafter be null and void. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. This Agreement may only be amended by a written instrument, signed by each of the parties hereto.


                                 PLAN EXH. D-51

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                    PHONETEL TECHNOLOGIES, INC.


                                    By: _________________________________
                                    Its:_________________________________

                                    AMERICAN SECURITIES TRANSFER & TRUST, INC.

                                    By: _________________________________
                                    Its:_________________________________

                                 PLAN EXH. D-52

                         EXHIBIT A TO WARRANT AGREEMENT

                          [Form of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER AND ARE GOVERNED BY AND ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT, DATED AS OF _________________, 1999. A COPY OF SUCH WARRANT AGREEMENT WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

No. _________________________________

                            Certificate for _______ Warrants


                               WARRANT CERTIFICATE

     THIS CERTIFIES that or its registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of Common Stock, par value $0.01 per share (the "Common Stock"), of PhoneTel Technologies, Inc. (the "Company"), at any time after_______, 1999 [SPECIFY THE INITIAL WARRANT EXERCISE DATE] but not after the Warrant Expiration Date hereinafter referred to, at the initial exercise price of $10.50 per share (the "Exercise Price"), by surrendering this Warrant Certificate to the Company, with the duly executed form of election to purchase attached hereto, and by paying in full the Exercise Price, plus transfer taxes, if any, by certified check or money order payable to the order of the Company.

     No Warrant may be exercised after 5:00 P.M., New York City time, on _______, 2002 (the "Warrant Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement (as hereinafter defined).

     Prior to the Warrant Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate to the Company, with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

     Upon certain events provided for in the Warrant Agreement hereinafter referred to, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted. No fractional shares will be issued upon the exercise of Warrants.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of __________, 1999 between the Company and American Securities Transfer & Trust, Inc. (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof. Any capitalized terms not defined in this Warrant Certificate shall have the meanings ascribed to them in the Warrant Agreement.

     This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceeding of the Company.

                                 PLAN EXH. D-53

                                 PLAN EXH. D-54

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

                                PHONETEL TECHNOLOGIES, INC.


                                By:  _________________________________
                                       Name: _________________________
                                       Title:_________________________

                                Attest: ______________________________
                                       Name: _________________________
                                       Title:_________________________

Countersigned:
[TRANSFER AGENT]

By:______________________________

Its:_____________________________


                                 PLAN EXH. D-55

                              [Form of Assignment]

    FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


Name of Assignee                    Address                   No. of Warrants
----------------                    -------                   ---------------






and does hereby irrevocably constitute and appoint _________________, Attorney, to make such transfer on the books of PhoneTel Technologies, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated: ________________                 _________________________________
                                                  Signature


                                        [MEDALLION SIGNATURE GUARANTEE REQUIRED]

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)

                                 PLAN EXH. D-56

                         [Form of Election To Purchase]

     The undersigned hereby irrevocably elects to exercise ___________________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO: __________________________________________________________________
                           (NAME)

____________________________________________________________________________
                  (ADDRESS, INCLUDING ZIP CODE)

____________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO: ________________________________________________________________
                  (NAME)

at _________________________________________________________________________
                  (ADDRESS, INCLUDING ZIP CODE)

     In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $___________________________ by certified check or money order payable to the order of the Company.


Date: ____________________         _________________________________
                                          Signature

                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                              PLEASE INSERT SOCIAL SECURITY OR TAX I.D. NUMBER OF HOLDER

                              _________________________________


                                 PLAN EXH. D-57

                                   SCHEDULE A
                                   ----------

    As of the date of this Agreement, the Company had the following classes and number of shares of stock issued and outstanding (including treasury stock):

                                                         # of Shares Issued
    Class of Stock         # of Shares Authorized        and Outstanding
    --------------         ----------------------        ---------------


         As of the date of this Agreement, the ownership of the Warrants, the number and percentage of the total shares of Common Stock each Warrant holder is entitled to purchase is as follows:

Name of                               # of Shares            Percentage of Total
Warrant holder   # of Shares Owned    entitled to purchase   Shares Outstanding
--------------   -----------------    --------------------   ------------------



                                 PLAN EXH. D-58

                                    EXHIBIT E

                                       TO

                          JOINT REORGANIZATION PLAN OF
                         PHONETEL TECHNOLOGIES, INC. AND
                          CHEROKEE COMMUNICATIONS, INC.

                        PHONETEL TECHNOLOGIES, INC. 1999
                            MANAGEMENT INCENTIVE PLAN

                           PHONETEL TECHNOLOGIES, INC.

                         1999 MANAGEMENT INCENTIVE PLAN


1.       PURPOSE

         This Plan is intended to encourage the managers of PhoneTel Technologies, Inc. (the "Company") to think and act as owners and, as a result, to foster and promote the long term growth and performance of the Company and increase the market price of its Shares. To achieve this purpose, this Plan provides authority for the grant of stock and other performance-based incentives.

2.       DEFINITIONS

          (a) "Affiliate and Associate" -- These terms have the meanings given to them in Rule 12b-2 under the Exchange Act.

          (b) "Award" -- A grant of Stock Options, or other stock and performance-based incentives under this Plan.

          (c) "Beneficial Owner"-- This term has the meaning given to it in Rule 13d-3 under the Exchange Act.

          (d) "Board of Directors" -- The Board of Directors of the Company.

          (e) "Change in Control" -- A "Change in Control" will be deemed to occur if at any time after the date of the adoption of this Plan:

               (i) Any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee share ownership plan of the Company or any subsidiary of the Company, or any Person organized, appointed, or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 50% or more of the Shares then outstanding.

               (ii) At any time during a period of 24 consecutive months, individuals who were Directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors unless the election, or the nomination for election by the Company's shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were Directors at the beginning of the period.

               (iii) The date that the shareholders of the Company affirmatively vote to approve (A) a merger or consolidation of the Company with another corporation, partnership, business trust, real estate investment trust or other entity in which the Company is not the surviving or continuing entity or in which all or part of the outstanding Shares are to be converted into or exchanged for cash, securities, or other property, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) the dissolution of the Company.

                                 PLAN EXH. E-60

          (f) "Code" -- The Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

          (g) "Committee" -- The Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan. The Committee will be constituted in a manner that satisfies all applicable legal requirements, including satisfying the non-employee director standard set forth in Rule 16b-3 under the Exchange Act and the outside director requirement under
     Section 162(m) of the Code.

          (h) "Covered Employee" -- An officer of the Company whose compensation is subject to the $1,000,000 limit on deductibility under Section 162(m) of the Code, or any provision that supersedes or replaces Section 162(m) of the Code, as amended from time to time.

          (i) "Exchange Act" -- Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

          (j) "Fair Market Value" of Shares -- The value of Shares determined by the Committee, or pursuant to rules established by the Committee, on a basis consistent with regulations under the Code.

          (k) "Incentive Stock Option" -- A Stock Option that meets the requirements of Section 422 of the Code, or any provision that supersedes or replaces Section 422 of the Code, as amended from time to time.

          (l) "Participant" -- Any person to whom an Award has been granted under this Plan.

          (m) "Performance Goal" -- Such goal or goals for a Participant as the Committee may from time to time determine, and subject to shareholder approval as necessary to comply with Section 162(m) of the Code.

          (n) "Restricted Stock" -- An Award of Shares that are subject to restrictions or risk of forfeiture.

          (o) "Rule 16b-3" -- Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

          (p) "Shares" -- Shares of Common Stock, $0.01 par value, of the Company or any equity security or securities of the Company that are issued in substitution or exchange therefor in a recapitalization of the Company.


3.       ELIGIBILITY

         All employees of the Company or any of its Affiliates who, in the judgment of the Committee, have responsibilities that affect the performance of the Company and the market price of its Shares over the long term, are eligible for the grant of Awards.

4.       SHARES AVAILABLE UNDER PLAN; ADJUSTMENT

                  (a) NUMBER OF SHARES. The number of Shares that may be subject to Awards granted under this Plan is subject to the following limitations:

                                 PLAN EXH. E-61

               (i) The maximum number of Shares that may be subject to Awards granted throughout the term of this Plan is 391,647.

               (ii) The Committee shall determine, from time to time the maximum number of Shares that may be issued upon exercise of Incentive Stock Options.

          The assumption of awards granted by an organization acquired by the Company or any of its Affiliates, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Shares available for the grant of Awards under this Plan.

          Shares subject to an Award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than Shares subject to an Award that is surrendered in payment of the exercise price of a Stock Option) will again be available for grant under this plan, without reducing the number of Shares that may be subject to Awards or that are available for the grant of Awards in any fiscal year.

          (b) NO FRACTIONAL SHARES. No fractional Shares will be distributed under this Plan; the Committee will determine the manner in which fractional Shares will be treated.

          (c) ADJUSTMENT. In the event of any change in the Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or rights offering or similar sale of Shares for less than their Fair Market Value at the time of sale, the Committee will adjust the number and class of shares that may be issued under this Plan, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and any value determinations applicable to outstanding Awards.

5.       ADMINISTRATION

          (a) COMMITTEE. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to
     (i) select the eligible employees who will receive Awards, (ii) determine the number and types of Awards to be granted, (iii) determine the terms, conditions, vesting periods, and restrictions applicable to the Awards,
     (iv) prescribe the forms of any notices, agreements, or other instruments relating to the Awards, (v) grant the Awards, (vi) adopt, alter, and repeal administrative rules and practices governing this Plan, (vii) interpret the terms and provisions of this Plan and Awards granted under this Plan, and
     (viii) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.

          (b) DELEGATION. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not (i) cause this Plan, or any Awards granted under this Plan, to fail to qualify for the exemption provided by Rule 16b-3 under the Exchange Act or (ii) result in a reduction in the amount of compensation associated with any Award that is deductible for federal income tax purposes under
     Section 162(m) of the Code.

          (c) DECISIONS FINAL. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, will be final and binding on all persons.

6.       AWARDS

          (a) GRANT OF AWARDS. The Committee will determine the type or types of Awards to be granted to each employee and the terms, conditions, vesting periods, and restrictions applicable to each

                                 PLAN EXH. E-62

     Award, which terms shall be set forth in an Award Agreement to be in substantially the form attached hereto as Exhibit A. More than one Award may be granted to the same employee. Awards may be granted singly or in combination or tandem with other Awards. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

          (b) TYPES OF AWARDS. Awards may include, but are not limited to, the following:

               (i) Stock Appreciation Right -- A right to receive a payment, in cash or Shares, equal to the excess of (A) the Fair Market Value of a specified number of Shares on the date the right is exercised over (B) the Fair Market Value of the Shares on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

               (ii) Stock Award -- An Award that is made in Shares, Restricted Stock, or Stock Equivalent Units. The grant or vesting of any Stock Award made to a Covered Employee (other than Stock Equivalent Units representing deferred amounts under Section 7) must be contingent upon the achievement of a Performance Goal or Performance Goals established by the Committee at or before the time of grant; the grant or vesting of any Stock Award made to a Participant other than a Covered Employee may, in the discretion of the Committee, be contingent upon the achievement of Performance Goals or other objectives established by the Committee.

               (iii) Stock Option -- A right to purchase a specified number of Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price of a Stock Option granted to a Covered Employee must be at least the Fair Market Value of the Shares on the date the Stock Option is granted, unless the grant or vesting of the Stock Option is contingent upon the achievement of a Performance Goal or Performance Goals established by the Committee at or before the time of grant.

               (iv) Cash Award -- An Award denominated in cash. The grant or vesting of any Cash Award made to a Covered Employee must be contingent upon the achievement of a Performance Goal or Performance Goals established by the Committee at or before the time of grant. The grant or vesting of any Cash Award made to Participants other than Covered Employees may, in the discretion of the Committee, be contingent upon continued service or the achievement of Performance Goals or other objectives established by the Committee.

7.       DEFERRAL OF PAYMENT

     The Committee may, in its discretion, permit Participants to defer the payment of some or all of the Shares, cash, or other consideration subject to their Awards, as well as other compensation, in accordance with procedures established by the Committee to ensure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or in units valued by reference to the Fair Market Value of the Shares. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

                                 PLAN EXH. E-63

8.       PAYMENT OF EXERCISE PRICE

     The exercise price of a Stock Option (other than an Incentive Stock Option) and any other Stock Award for which the Committee has established an exercise price, may be paid in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan, including loans by the Company.

     In the event shares of Restricted Stock are used to pay the exercise price of a Stock Option, a number of the Shares issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.

9.       TAXES ASSOCIATED WITH AWARD

     Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Shares, or by a combination of these methods, but not by the surrender of all or part of an Award.

10.      TERMINATION OF EMPLOYMENT

     If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee.

11.      TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS

     The Committee may cancel any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms or conditions of the Award or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

               (i) Renders services for an organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

               (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

     The Committee may, in its discretion and as a condition to the exercise of Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and with the terms and conditions of the Award and has not engaged in any activities referred to in clauses (i) and (ii) above.

12.      CHANGE IN CONTROL

                                 PLAN EXH. E-64

          (a) EFFECT ON AWARDS. In the event of a Change in Control of the Company, (i) all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the Change in Control, (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control, and (iii) all Cash Awards will be deemed to have been fully earned as of the date of the Change in Control.

          (b) SECTION 280G. Notwithstanding anything contained in this Plan to the contrary, to the extent that any acceleration of exercisability, satisfaction of restrictions or conditions, deemed earnings of an Award or acceleration of vesting of any payment, Award or distribution of any type to or for a Participant under the Plan, either in and of itself or when aggregated with any payment or distribution of any type to or for the Participant by the Company, any Affiliate of the Company, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code and the regulations thereunder), or any Affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments will result in the Participant retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise
     Tax), than if the Participant received the entire amount of such Total Payments. The Participant shall have the right to specify the order in which the Total Payments shall be reduced hereunder in order to effectuate the foregoing.

13.      AMENDMENT OR SUSPENSION OF THIS PLAN; AMENDMENT OF OUTSTANDING AWARDS

          (a) AMENDMENT OR SUSPENSION OF THIS PLAN. The Board of Directors may amend or suspend this Plan at any time; however, no amendment may be adopted without the consent of the Company's shareholders that would:

               (i) increase the aggregate number of Shares that may be issued under this Plan;

               (ii) modify the requirements affecting eligibility to participate in this Plan; or

               (iii) materially increase the benefits accruing to corporate insiders under this Plan.

     The preceding sentence is intended solely to satisfy the requirements of Code Section 422, and it is not intended to confer upon Participants any rights to have this Plan continued without amendment.

     Shareholder approval for any such amendment will also be required only to the extent necessary (i) to preserve the deductibility of compensation associated with any Award for federal income tax purposes under Section 162(m) of the Code and (ii) to comply with any limitations upon amendments as may be imposed by an stock exchange on which the Shares are then traded.

          (b) AMENDMENT OF OUTSTANDING AWARDS. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

14.      NONASSIGNABILITY

     Unless otherwise determined by the Committee, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order and (ii) an Award granted under this Plan may be

                                 PLAN EXH. E-65
exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

15.      GOVERNING LAW

     The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Ohio.

16.      RIGHTS OF EMPLOYEES

     Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company's right to terminate any Participant's employment at will.

17.      TERMINATION DATE

     This Plan will continue in effect until December 31, 2009.

                                 PLAN EXH. E-66

                                    EXHIBIT A

                           PHONETEL TECHNOLOGIES, INC.

                                 AWARD AGREEMENT


Date of Grant: _____________________


         THIS AWARD AGREEMENT, dated as of the date of grant stated above (the "Date of Grant"), is delivered by PhoneTel Technologies, Inc., an Ohio corporation (the "Company"), to ______________________ (the "Grantee"), who is an employee of the Company. (This instrument is sometimes hereinafter referred to as this "Award" or this "Award Agreement".)

         WHEREAS, the Company has adopted PhoneTel Technologies, Inc. 1999 Management Incentive Plan (the "Plan") effective ____________, 1999;

         WHEREAS, the Plan provides, among other things, for the granting of stock options by the Compensation Committee of the Board of Directors of the Company (the "Committee") to certain employees of the Company. Options issued pursuant to the Plan entitle the holder thereof to purchase shares of common stock, $_____ par value, of the Company (the "Common Stock"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of stock options under the Plan and has determined that it would be in the best interest of the Company to grant the stock options documented herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option (the "Option") to purchase up to ______________ shares of Common Stock at a price of ________________ per share (the "Option Price"). The "Date of Grant" shall mean the effective date of the grant under the Plan. The shares of Common Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

2.   TERMINATION OF OPTION.

         (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ______ years from the Date of Grant (such period is sometimes hereinafter referred to as the "Option Term") or such earlier date as shall be provided in this Award Agreement or the Plan.

         (b) Upon the Grantee's ceasing for any reason to be employed by the Company (such occurrence being a "termination of the Grantee's employment"), this Option, to the extent not previously exercised, shall terminate upon and not be exercisable at any time after, the earlier of (i) the expiration of the Option Term, or (ii) the expiration of three (3) months after the termination of the Grantee's employment. Notwithstanding the foregoing, if the termination of the Grantee's employment is by reason of disability (for purposes of this Award Agreement, the Grantee shall be deemed to be disabled if he is "permanently and totally disabled" as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) or death, this Option, to the

                                 PLAN EXH. E-67
extent not previously exercised, shall terminate upon and not be exercisable at any time after, the first anniversary of the date of the termination of the Grantee's employment by reason of disability or death. In no event, however, shall this Option be exercisable after the termination of the Option Term. For purposes of the Award Agreement, the determination of whether a termination of employment has been on account of disability shall be made by the Committee in its sole and absolute discretion.

         (c) In the event of the death of the Grantee, the Option may be exercised by the personal representative of the Grantee's estate or by the person or persons to whom the option is transferred pursuant to the Grantee's will or in accordance with the laws of descent and distribution. In no event, however, shall this Option be exercisable after the termination of the Option Term.

         (d) A transfer of the Grantee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Grantee's employment.

         (e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall:

                  (i)      commit a fraud upon or embezzle from the Company,

                  (ii) commit a felony involving moral turpitude or be convicted for any other felony,

                  (iii) act recklessly or with malfeasance in a manner that would have the effect of materially harming the Company's relationships with its employees, customers or suppliers (provided, however, that acts undertaken in good faith and in the exercise of the Grantee's reasonable business judgment shall not be deemed to be within this clause (iii)), or

                  (iv) as determined by the Committee in its discretion, violate any confidentiality, non-competition or non-disparagement covenant to which he is subject (including, without limitation, any such covenant contained in his employment agreement with the Company), THEN any unexercised portion of the Option immediately shall terminate, be void and may not at any time thereafter be exercised.

3.       EXERCISE OF OPTIONS.

         (a) The notice of exercise shall specify the number of Option Shares as to which the Option then is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier date shall have been mutually agreed upon.

         (b) The exercise price shall become immediately due upon exercise of the Option and shall be payable either in cash or by check made payable to the Company's order or by the delivery by the Grantee to the Company of shares of Common Stock that have been endorsed over to the Company having a Fair Market Value (as determined by the Committee in accordance with Section 5 hereof) on the date of delivery equal to the exercise price or by a combination of any of the foregoing.

         (c) On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued shares or treasury shares, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver certificates for the Option Shares then being

                                 PLAN EXH. E-68
purchased shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Option Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (d) If the Grantee fails to pay for any of the Option Shares specified in the Grantee's notice of exercise or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

4.       ADJUSTMENT OF AND CHANGES IN SHARES OF COMMON STOCK OF THE COMPANY.

         (a) In the event that at any time prior to the expiration of the Option Term each of the outstanding shares of Common Stock of the Company (except shares held by dissenting shareholders) shall be changed to or exchanged for a different number or kind of shares of Common Stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, consolidation or otherwise, then for all purposes of this Option there shall be substituted for each share of Common Stock purchasable hereunder the number and kind of shares of Common Stock or other securities into which each such share shall be so changed, or for which each such share shall be so exchanged, and the Committee shall make such adjustment in the Option Price as the Committee, in its sole discretion, may determine is equitably required by such change or exchange, and such adjustment so made shall be effective and binding for all purposes under this Option Agreement.

         (b) In the event that the Company shall issue a stock dividend in shares of stock with respect to the shares of Common Stock of the Company, the number of shares then purchasable hereunder shall be adjusted by adding to each such share the number of shares which would have been distributed as a stock dividend thereon had such share been outstanding on the record date for payment of the stock dividend, and each such share together with said additional shares shall be purchasable at the Option Price as provided in this Award Agreement.

         (c) In the event that there shall be any other change in the number or kind of outstanding shares of Common Stock or other securities of the Company, or of any shares of stock or other securities into which such shares shall have been changed or for which they shall have been exchanged, then the Committee shall make such adjustment in the number or kind of shares of Common Stock or other securities subject to purchase hereunder at the Option Price as provided in this Award Agreement, as the Committee, in its sole discretion, may determine is equitably required by such change, and such adjustment so made shall be effective and binding for all purposes under this Award Agreement.

         (d) Anything to the contrary in this Section 4 notwithstanding, the Grantee shall not be entitled to purchase a fraction of a share of Common Stock or of any other share of stock or other security under this Award Agreement.

5.       FAIR MARKET VALUE.

         The Fair Market Value of a share of the Common Stock shall be determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse. The determination of the Committee shall be final and binding on all persons.

                                 PLAN EXH. E-69

6.       NO RIGHTS OF STOCKHOLDER.

         Neither the Grantee nor any personal representative shall be or shall have any of the rights and privileges of a stockholder of the Company with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of purchase of such shares.


                                 PLAN EXH. E-70

7.       NON-TRANSFERABILITY OF OPTION.

         During the Grantee's lifetime, the Option shall be exercisable only by the Grantee or, in the event of the disability of the Grantee, by any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the Grantee's death, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Option automatically shall terminate and be null and void.

8.       EMPLOYMENT NOT AFFECTED.

         Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to continuance of employment with the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company and acknowledged by the Grantee.

9.       AMENDMENT.

         This Award Agreement may be amended by the Company only with the written consent of the Grantee.

10.      NOTICE.

         Any notice to the Company provided for in this Award Agreement shall be addressed to it in care of its President at its executive offices at 1001 Lakeside Avenue, Seventh Floor, Cleveland, Ohio 44114, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

11.      INCORPORATION OF PLAN BY REFERENCE.

         This Award has been granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Award Agreement shall in all respects be interpreted in accordance with the Plan. In furtherance of the foregoing, this Award Agreement shall be subject to all of the provisions of the Plan as from time to time in force, and in the event of any inconsistency between this Award Agreement and the Plan, the Plan shall control. Unless the context clearly requires otherwise, any capitalized term used in this Award Agreement, but not defined herein, shall have the meaning given to such term in the Plan.

12.      MISCELLANEOUS.

         (a) Notwithstanding any contrary provision in any employment agreement or other agreement between the Company and the Grantee, all provisions in the Grantee's employment agreement or any other agreement with the Company dealing with performance units shall be null and void and of no force or effect.

         (b) The validity, construction, interpretation and effect of this Award Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Ohio, except to the extent preempted by federal law, and to the extent so preempted, shall be governed by and determined in accordance with federal law.


                                 PLAN EXH. E-71

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Award Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.


PHONETEL TECHNOLOGIES, INC.


By: ________________________________

Its:________________________________







____________________________________
           Grantee


                                 PLAN EXH. E-72

                                    EXHIBIT B

                   ANTICIPATED INCOME TAX TREATMENT OF AWARDS
                                  GRANTED UNDER
                         1999 MANAGEMENT INCENTIVE PLAN

INCENTIVE STOCK OPTIONS

         In general, an employee will not recognize taxable income at the time an Incentive Stock Option is granted or exercised. However, the excess of the Fair Market Value of the Shares acquired upon exercise of the Incentive Stock Option over the exercise price is potentially subject to the alternative minimum tax. Upon disposition of the Shares, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the exercise price, provided that (1) the employee has not disposed of the Shares within two years of the date of grant or within one year from the date of exercise and (2) the employee has been employed by the Company or one of its subsidiaries at all times from the date of grant until the date three months before the date of exercise (one year in the case of permanent disability). If the employee disposes of the Shares without satisfying both the holding period and employment requirements (a "Disqualifying Disposition"), the employee will recognize ordinary income at the time of the Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the Fair Market Value of the Shares on the date the Incentive Stock Option is exercised or the amount realized in the Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

         The Company is not entitled to a tax deduction either upon the exercise of an Incentive Stock Option or upon the disposition of the Shares acquired thereby, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

NON-QUALIFIED STOCK OPTIONS

         In general, an employee will not recognize taxable income at the time a stock option, that does not qualify as an Incentive Stock Option (a "Non-Qualified Stock Option"), is granted. An amount equal to the difference between the exercise price and the Fair Market Value, on the date of exercise, of the Shares acquired upon exercise of the Non-Qualified Stock Option will be included in the employee's ordinary income in the taxable year in which the Non-Qualified Stock Option is exercised. Upon disposition of the Shares acquired upon exercise of the Non-Qualified Stock Option, appreciation or depreciation after the date of exercise will be treated as either capital gain or capital loss.

         Generally, the Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee in the year the Non-Qualified Stock Option is exercised.

STOCK APPRECIATION RIGHTS

         The grant of Stock Appreciation Rights will have no immediate tax consequences to the Company or the employee receiving the grant. The amount received by the employee upon the exercise of the Stock Appreciation Rights will be included in the employee's ordinary income in the taxable year in which the Stock Appreciation Rights are exercised. The Company will be entitled to a deduction in the same amount in that year.

RESTRICTED STOCK

         Unless an employee makes an election under Section 83(b) of the Code, the employee will recognize no income, and the Company will be entitled to no deduction, at the time Restricted Stock is awarded to the employee. When the restrictions on Restricted Stock lapse or are otherwise removed, the employee will recognize

                                 PLAN EXH. E-73
compensation income equal to the excess of the Fair Market Value of the Restricted Stock on the date the restrictions lapse or are otherwise removed over the amount, if any, paid by the employee for the Restricted Stock, and the Company will be entitled to a deduction in the same amount if it satisfies applicable withholding requirements. Dividends paid on Restricted Stock during any restriction period will constitute income to the employee receiving the dividends, and the Company will be entitled to a deduction in the same amount. Upon disposition of Shares after the restrictions lapse or are otherwise removed, any gain or loss realized by an employee will be treated as short term or long term capital gain or loss depending upon the period of time between the disposition and the earlier lapse or removal of the restrictions on those Shares.

         If an employee files an election under Section 83(b) with the Internal Revenue Service within 30 days after the grant of Restricted Stock, the employee will, on the date of the grant, recognize compensation income equal to the excess of the Fair Market Value of the Shares on that date over the price paid for those Shares, and the Company will be entitled to a deduction in the same amount if it satisfies applicable withholding requirements.

         The Company believes that, under the terms of the Plan, any Award of Restricted Stock will constitute performance-based compensation and, as such, will not be subject to the $1 million limit under 162(m) of the Internal Revenue Code of 1986.

STOCK EQUIVALENT UNITS

     The grant of Stock Equivalent Units will not have any immediate tax consequences to the employee receiving the Stock Equivalent Units or to the Company. In general, at the time the Company pays any amount to the employee with respect to the Stock Equivalent Units, the employee will recognize compensation income equal to the amount of that payment, and the Company will be entitled to a deduction in that amount.


                                 PLAN EXH. E-74

                                    EXHIBIT F

                                       TO

                          JOINT REORGANIZATION PLAN OF
                         PHONETEL TECHNOLOGIES, INC. AND
                          CHEROKEE COMMUNICATIONS, INC.

                          REGISTRATION RIGHTS AGREEMENT

                       [TO BE INCLUDED IN PLAN SUPPLEMENT]

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         REGISTRATION RIGHTS AGREEMENT ("Agreement") dated as of ______________, 1999, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "Company"), and the parties hereto identified on Exhibit A (the "Shareholders").

         WHEREAS, in connection with the proposed Joint Reorganization Plan of the Company and Cherokee Communications, Inc. (the "Plan"), the Company has agreed to issue, upon confirmation of the Plan, to the holders of its 12% Senior Notes due 2003 (the "Note Holders") shares of its common stock, $0.01 par value per share ("Common Stock");

         WHEREAS, certain of the Note Holders are anticipated to be Shareholders following the issuance to them of Common Stock as referenced above;

         WHEREAS, as an inducement to approve the Plan the Shareholders have required, and the Company has agreed to grant, registration rights with respect to those shares of Common Stock to be issued in connection with the Plan; and

         WHEREAS, the parties hereto deem it to be in their respective best interest to set forth the respective rights and obligations of the parties in connection with public offerings and sales of the Common Stock held by the Shareholders.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other successor federal agency having similar powers.

         "Effective Date" shall mean the date of Plan confirmation.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

         "Primary Shares" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

         "Registrable Shares" shall mean the shares of Common Stock held by the Shareholders which constitute Restricted Shares.

         "Restricted Shares" shall mean the shares of Common Stock which are held by a Shareholder and which have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 or an exemption from registration under the Securities Act.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto.

         "Securities Act" shall mean the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Transfer" shall mean any disposition of any Restricted Shares or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act other than any such disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and blue sky laws.

         SECTION 2. DEMAND REGISTRATION. On and after the Effective Date, if the Company shall be requested by holders of at least five percent (5%) of the outstanding Common Stock of the Company to effect the registration under the Securities Act of all or a part of their Registrable Shares, then the Company shall, within 10 days of such request, deliver a written notice of such proposed registration to all holders of outstanding Registrable Shares and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by the holders of Registrable Shares who or which shall respond in writing to the Company's notice within 15 days after delivery thereof. The Company shall promptly thereafter use its best efforts to effect such registration under the Securities Act of the Registrable Shares which the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

                  (a) The Company shall not be obligated to use its best efforts to file and cause to become effective (i) more than two (2) registration statements initiated pursuant to this Section 2 or (ii) any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days;

                  (b) With respect to any registration pursuant to this Section 2, the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter, in consultation with a majority-in-interest of the Shareholders, advises the Company, in writing, that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

                           (i) first, the Registrable Shares requested to be included in such registration by the Shareholders (in such proportion as such participating Shareholders shall agree);

                           (ii)  second, the Primary Shares; and

                           (iii) third, the Other Shares, in such proportion as
                  shall be determined by the Company.

                  (c) REGISTRATION STATEMENT FORM. Each registration requested pursuant to this Section shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is (i) required by law or (ii) permitted by law and agreed to in writing by holders holding at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section. At any time after the Company has issued and sold any shares of its capital stock registered under an effective registration statement under the Securities Act, or after the Company shall have registered any class of equity securities pursuant to
         Section 12 of the Exchange Act, it will use its best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereinafter adopted).

         SECTION 3. PIGGYBACK REGISTRATION. On and after the Effective Date, if the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), then each such time it shall promptly give written notice to all holders of outstanding Registrable Shares of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 30 days after receipt of any such notice by the Company, of the holders of Registrable Shares to include in such registration Registrable Shares held by such holders (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however that if the managing underwriter, in consultation with a majority of in-interest of the Shareholders, advises the Company, in writing, that the inclusion of all such Registrable Shares, or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the

Company, then the number of Primary Shares, Registrable Shares, and Other Shares proposed to be included in such registration shall be included in the following order:

                           (i)   first, the Primary Shares; and

                           (ii) second, the Registrable Shares requested to be included in such registration by the Shareholders (pro rata based upon the number of Registrable Shares requested to be included in such registration by each such Shareholder); and

                           (iii) third, the Other Shares in such proportion as
                  shall be determined by the Company.

         SECTION 4. HOLDBACK AGREEMENT. On and after the Effective Date , if the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Sections 2 or 3) for sale to the public, the Shareholders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Restricted Shares (other than those shares of Common Stock included in such registration pursuant to Sections 2 or 3) without the prior written consent of the Company for a period designated by the Company in writing to the holders of Registrable Shares, which period shall not begin more than ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement.

         SECTION 5. PREPARATION AND FILING. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                  (a) Prepare and file with the Commission as soon as practicable, but not later than ninety (90) days after receipt of a request pursuant to Section 2 or Section 3 of this Agreement, as the case may be, use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

                  (b) furnish, at least ten business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus (including any documents proposed to be incorporated by reference and any exhibits thereto), to one counsel selected by the holders of a majority in interest of Registrable Shares (the "Shareholders' Counsel"), copies for review and comment during such ten days of all such documents proposed to be filed (it being understood that such ten-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Shareholders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective for at least a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares and promptly furnish copies, without charge, of all such amendments, supplements and other related documents to Shareholders' Counsel;

                  (d) notify in writing the Shareholders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission relating to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amendment or supplement thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and furnish copies of all such notices to Shareholders' Counsel;

                  (e) use all reasonable efforts to cause the Commission to terminate any stop order as soon as possible;

                  (f) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of Registrable Shares to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (f);

                  (g) furnish to the holders of Registrable Shares such number of copies of a registration statement, summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the holders of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                  (h) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of Registrable Shares to consummate the disposition of such Registrable Shares;

                  (i) notify each holder of Registrable Securities covered by such registration statement (i) if such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (j) make available for inspection by the holders of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the holders of Registrable Shares or any underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information , whether in writing or by consultation, (together with the Records, the "Information") reasonably requested by any such holders of Registrable Shares or the Inspectors in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or
         (iii) such Information has been made generally available to the public. The holders of Registrable Shares agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                  (k) use its best efforts to obtain from its independent certified public accountants who issued an audit report on the Company's financial statements included the registration statement comfort letters, addressed to the Shareholders, in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

                  (l) use its best efforts to obtain from counsel experienced in securities laws matters an opinion or opinions in customary form, dated as of the effective date and addressed to the Shareholders;

                  (m) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                  (n) issue to any underwriter to which the holders of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                  (o) list such Registrable Shares on the national securities exchange, if any on which any shares of the Common Stock are listed;

                  (p) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; and

                  (q) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

         SECTION 6. EXPENSES. All expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Associations of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the Shareholders' Counsel, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Company but shall be borne by the holders of Registrable Shares in proportion to the number of Registrable Shares sold by each of them.

         SECTION 7. INDEMNIFICATION. In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Registrable Shares, their directors, officers and employees each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or
(ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or any documents incident to registration or qualification of any Registrable Shares or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (iii) any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of Registrable Shares or underwriter. specifically for use in the preparation thereof.

         In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

         Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this
Section 7. The indemnifying party shall not be liable to indemnify any indemnified party for any settlement or consent to judgment effected without the indemnifying party's consent (but such consent will not be unreasonably withheld).

         If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         SECTION 8. UNDERWRITING AGREEMENT. Notwithstanding the provisions of Sections 4, 5, 6 and 7 to the extent that the holders of Registrable Shares shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be of no force or effect with respect to such registration.

         SECTION 9. INFORMATION BY HOLDER. Each of the holders of Registrable Shares proposing to sell the same pursuant to a registration to which this Agreement relates shall furnish to the Company such written information regarding the holders of Registrable Shares and the distribution proposed by such holders of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         SECTION 10. RULE 144; LEGENDED SECURITIES; ETC. If the company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act relating to any class of equity securities, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Shares, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will take such further action as any holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The Company will issue new certificates for Registrable Shares with a legend restricting further transfer unless such shares have been (i) sold to the public pursuant to an effective registration statement under the Securities Act or sold to a non-affiliate pursuant to Rule 144, or
(ii) the transferee or holder of the shares has expressly requested in writing the removal of the legend and such removal is otherwise permitted under the Securities Act.

         SECTION 11. NO CONFLICT OF RIGHTS. The Company represents and warrants to the holders of Registrable Shares that the registration rights granted hereunder to the holders of Registrable Shares do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

         SECTION 12. TERMINATION. The registration rights provided in Section 2 hereof shall expire at the earlier of (i) three (3) years following the Effective Date or (ii) such time as the Registrable Shares may be freely sold by the Shareholders in compliance with the Securities Act without registration thereunder and without restriction, including pursuant to the provisions of
Section 4(1) of the Securities Act or Rule 144 promulgated thereunder or any successor exemption.

         SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Company and the holders of Registrable Shares and, subject to Section 14, the respective successors and assigns of the Company and holders of Registrable Shares.

         SECTION 14. ASSIGNMENT. Each holder of Registrable Shares may assign its rights hereunder to any purchaser or transferee of Restricted Shares holding at least 1% or more of all outstanding Common Stock at the date of assignment; PROVIDED, HOWEVER, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a seller or transferor hereunder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement.

         SECTION 15. ENTIRE AGREEMENT. This Agreement, and the other writings referred to therein or delivered pursuant thereto, contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         SECTION 16. NOTICES. All notices and other communications in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given to any party (a) two business days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) one business day after it is sent by overnight courier, in each case, to the address of such party set forth beneath its name on Schedule A hereto, or to such other address as such party may have designated to the company in writing, and if to the Company to the following address:

                  PhoneTel Technologies, Inc.
                  1001 Lakeside Avenue, 7th Floor
                  Cleveland, Ohio 44114
                  Attn: Corporate Secretary

         With a copy to:

                  Hahn Loeser & Parks LLP
                  3300 BP Tower
                  200 Public Square
                  Cleveland, Ohio 44114
                  Attn: F. Ronald O'Keefe, Esq.

or at such other address or addresses as the Company may have designated in writing to each holder of Registrable Securities at the time outstanding. Copies of any notice or other communication given under the Agreement shall also be given to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Attn: Steven R. Gross, Esq.

Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, telecopy, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

         SECTION 17. MODIFICATIONS; AMENDMENTS; WAIVERS. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by (i) the Company and
(ii) the holders of at least a majority of the Registrable Shares then issued and outstanding.

         SECTION 18. COUNTERPARTS. This Agreement-may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts taken together shall constitute one and the same agreement.

         SECTION 19. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether in the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

         SECTION 21. SEVERABILITY. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

         SECTION 22. CONSENT TO JURISDICTION. Each party irrevocably submits to the exclusive jurisdiction of (a) the Court of Common Pleas of Cuyahoga County, Ohio, and (b) the United States District Court for the Northern District of Ohio, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any such suit, action or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding in (i) the Court of Common Pleas of Cuyahoga County, Ohio, and (ii) the United States District Court for the Northern District of Ohio, that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 23. WAIVER OF JURY TRIAL. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                                        PHONETEL TECHNOLOGIES, INC.


                                        By:____________________________

                                        Its:___________________________

                                        SHAREHOLDERS

                                                      [LIST TO COME]


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




                                    EXHIBIT A
                                    ---------

                                  Shareholders
                                  ------------


         [LIST TO COME]

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